Exhibit 10.2

Execution Version

AMENDMENT NO. 2 TO 5-YEAR CREDIT AGREEMENT

This Amendment No. 2 to 5-Year Credit Agreement (this “Agreement”) dated as of March 10, 2023 (the “Effective Date”) is between NOV Inc. (f/k/a National Oilwell Varco, Inc.) (the “Borrower”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

A.
The Borrower, the Administrative Agent, the issuing lenders party thereto from time to time (the “Issuing Lenders”), the lenders party thereto from time to time (the “Lenders”), and the swing line lenders party thereto from time to time (the “Swingline Lenders”) are parties to that certain 5-Year Credit Agreement dated as of June 27, 2017 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”).
B.
A Benchmark Transition Event has occurred with respect to (i) the Eurocurrency Adjusted Based Rate for Advances denominated in Dollars, Euros, and Pounds Sterling and (ii) CDOR for Advances denominated in Canadian Dollars.
C.
Pursuant to Section 2.6(f) of the Credit Agreement, the Borrower and the Administrative Agent wish to amend the Credit Agreement to replace the Eurocurrency Adjusted Base Rate for Advances denominated in Dollars, Euros, and Pounds Sterling with the respective Benchmark Replacements set forth in Annex A hereto (the “Rate Replacement”).
D.
In connection with the Rate Replacement, the Administrative Agent wishes to make the Benchmark Replacement Conforming Changes set forth in Annex A, Exhibit C, and Exhibit D hereto.
E.
Section 6 of this Agreement shall constitute the notice required to be given to the Borrower and the Lenders under Section 2.6(f) of the Credit Agreement with respect to the Benchmark Transition Event for CDOR.
F.
The parties hereto have agreed to amend the Credit Agreement as set forth, and subject to the terms and conditions, herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. Any reference herein to any law or other Legal Requirement shall be construed as referring to such law or Legal Requirement as amended, modified, codified, or reenacted, in whole or in part, and in effect from time to time.

Section 2. Amendments to Credit Agreement.

(a)
The Credit Agreement (other than the Exhibits and Schedules thereto) is hereby amended as reflected in Annex A hereto.
(b)
Exhibit C and Exhibit D to the Credit Agreement are each hereby deleted in their entirety and replaced with the corresponding Exhibit C and Exhibit D attached hereto.

Section 3. Representations and Warranties. Borrower represents and warrants that:

(a)
immediately before and after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and each of the other Credit Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in the text thereof, in which case, such representations and warranties are true and correct in all respects) as of the date hereof, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it is true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in the text thereof, in which case, such representations and warranties are true and correct in all respects) as of such earlier date, except that the representations and warranties contained in Section 4.6 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsection (b) of Section 5.6 of the Credit Agreement;
(b)
the execution, delivery, and performance of this Agreement are within the Borrower’s corporate power authority and have been duly authorized by appropriate governing action and proceedings, and this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable Debtor Relief Laws;
(c)
immediately before and after giving effect to this Agreement, no Default exists;
(d)
there are no governmental or other material third party consents, licenses, or approvals required in connection with the execution, delivery, performance, validity, and enforceability of this Agreement that have not been obtained; and

(e)
as of the Effective Date, no action, suit, investigation, or other proceeding by or before any arbitrator or any Governmental Authority is pending or, to the knowledge of any of the Borrower’s executive officers, threatened (in writing), and no preliminary or permanent injunction or order by a Governmental Authority has been entered in connection with this Agreement or any other Credit Document.

Section 4. Condition to Effectiveness. This Agreement shall become effective as of the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions which may occur prior to or concurrently with the closing of this Agreement:

(a)
the Administrative Agent shall have received this Agreement duly executed by the Borrower and the Administrative Agent; and
(b)
the Borrower shall have paid all reasonable fees and expenses of the Administrative Agent’s outside counsel pursuant to all invoices presented for payment at least one Business Day prior to the Effective Date.

Section 5. Acknowledgments and Agreements. The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim, or recoupment with respect thereto. The Borrower and the Administrative Agent do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, and the other Credit Documents are not impaired in any respect by this Agreement. From and after the Effective Date, all references to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement. Nothing herein shall constitute a waiver or relinquishment of (a) any Default under any of the Credit Documents, (b) any of the agreements, terms, or conditions contained in any of the Credit Documents, (c) any rights or remedies of the Administrative Agent, any Issuing Lender, any Swingline Lender, or any Lender with respect to the Credit Documents, or (d) the rights of the Administrative Agent, any Issuing Lender, any Swingline Lender, or any Lender to collect the full amounts owing to it under the Credit Documents. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. The Borrower acknowledges and agrees that its consent is not required to amend the Credit Agreement to implement the Benchmark Replacement Conforming Changes set forth in Annex A hereto.

Section 6. CDOR Benchmark Transition Event. On May 16, 2022, Refinitiv Benchmark Services (UK) Limited (“RBSL”), the administrator of CDOR, announced in a public statement (the “Announcement”) that the calculation and publication of all tenors of CDOR will permanently cease immediately following a final publication on Friday June 28, 2024. No successor administrator for RBSL was identified in such Announcement. The parties hereto agree and acknowledge that the Announcement resulted in the occurrence of a Benchmark Transition Event with respect to CDOR pursuant to the terms of the Credit Agreement, as amended hereby, and that any obligation of the Administrative Agent to notify the Borrower of such Benchmark Transition Event pursuant to Section 2.6(f) of the Credit Agreement, as amended hereby, shall be deemed satisfied.

Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature or by other electronic submission and all such signatures shall be effective as originals.

Section 8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 9. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 10. Governing Law. This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).

Section 11. Entire Agreement. THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The remainder of this page has been left blank intentionally.]

EXECUTED to be effective as of the date first above written.

NOV INC.

By:	/s/ Trevor B. Martin
Name:	Trevor B. Martin
Title:	Vice President & Treasurer

Signature Page to Amendment No. 2 to 5-Year Credit Agreement

(NOV Inc.)

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent

By:	/s/ Shannon Cunningham
Name:	Shannon Cunningham
Title:	Director

Signature Page to Amendment No. 2 to 5-Year Credit Agreement

(NOV Inc.)

Annex A

[See attached.]

Annex A to Amendment No. 2 to 5-Year Credit Agreement

(NOV Inc.)

ANNEX A

Published Deal CUSIP Number: 63707FAE0

Published Revolver CUSIP Number: 63707FAF7

$2,000,000,000

5-YEAR CREDIT AGREEMENT

Dated as of June 27, 2017

Among

NATIONAL OILWELL VARCO, INC.

as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, an Issuing Lender and US Swingline Lender

THE LENDERS PARTY HERETO FROM TIME TO TIME

WELLS FARGO SECURITIES, LLC, DNB MARKETS, INC.,

CITIBANK, N.A.., UNICREDIT BANK AG, NEW YORK BRANCH,

ABN AMRO CAPITAL USA LLC, THE BANK OF NOVA SCOTIA, BARCLAYS BANK PLC,

JPMORGAN CHASE BANK, N.A., SKANDINAVISKA ENSKILDA BANKEN AB (PUBL),

HSBC BANK USA, NATIONAL ASSOCIATION, AND STANDARD CHARTERED BANK

as Co-Lead Arrangers and Joint Book Runners

DNB BANK ASA, NEW YORK BRANCH

as Syndication Agent

CITIBANK, N.A., UNICREDIT BANK AG, NEW YORK BRANCH,

ABN AMRO CAPITAL USA LLC, THE BANK OF NOVA SCOTIA, BARCLAYS BANK PLC,

JPMORGAN CHASE BANK, N.A., SKANDINAVISKA ENSKILDA BANKEN AB (PUBL),

HSBC BANK USA, NATIONAL ASSOCIATION, AND STANDARD CHARTERED BANK

as Co-Documentation Agents

- i -

- ii -

EXHIBITS:
Exhibit A	-	Form of Assignment and Assumption
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Notice of Borrowing
Exhibit D	-	Form of Notice of Conversion or Continuation
Exhibit E	-	Form of Revolving Note
Exhibit F	-	Form of Swingline Note
Exhibit G-1	-	Form of U.S. Tax Compliance Certificate
Exhibit G-2	-	Form of U.S. Tax Compliance Certificate
Exhibit G-3	-	Form of U.S. Tax Compliance Certificate
Exhibit G-4	-	Form of U.S. Tax Compliance Certificate

SCHEDULES:	-
Schedule 1.1(a)	-	Revolving Commitments
Schedule 1.1(b)	-	Mandatory Cost Formulae
Schedule 1.1(c)	-	Existing Letters of Credit

- iii -

5-YEAR CREDIT AGREEMENT

This 5-YEAR CREDIT AGREEMENT (“Agreement”) is entered into as of June 27, 2017, among NATIONAL OILWELL VARCO, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (as defined below) and an Issuing Lender (as defined below), and each Lender (as defined below).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger, consolidation or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of related transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Additional Lender” has the meaning set forth in Section 2.15.

“Adjusted Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of the Federal Funds Rate in effect on such day plus 1/2% per annum, and (c) Adjusted Term SOFR for a one-month tenor in effect of such day plus one percent (1.00%) (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Any change in the Adjusted Base Rate due to a change in the Prime Rate, Adjusted Term SOFR or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, Adjusted Term SOFR or the Federal Funds Rate.

“Adjusted Base Rate Advance” means an Advance which bears interest as provided in Section 2.6(a). All Adjusted Base Rate Advances shall be denominated in Dollars.

“Adjusted Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Pounds Sterling, the greater of (i) the sum of (A) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) Business Days prior to (I) if such RFR Rate Day is a Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Adjusted Daily Simple RFR for Pounds Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (B) the SONIA Adjustment and (ii) the Floor. Any change in Adjusted Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Adjusted Daily Simple RFR Advance” means an Advance which bears interest as provided in Section 2.6(c).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR for any determination shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor for purposes of such determination.

“Administrative Agent” means Wells Fargo Bank, National Association in its capacity as administrative agent for the Lenders pursuant to Article VIII and any successor administrative agent in that capacity pursuant to Section 8.6.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire submitted to and accepted by the Administrative Agent duly completed by such Lender.

“Advance” means any Swingline Advance or any Revolving Advance.

“Affiliate” means, at any time, (a) as to the Borrower or any Subsidiary thereof, (i) any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person or (ii) any other Person owning beneficially or controlling thirty percent (30%) or more of the equity interests in such Person, and (b) as to any other Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests, by contract or otherwise. For purposes of clause (b), a Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person.

“Agreed Currency” means (a) Dollars, (b) Euro, (c) Pounds Sterling, (d) Canadian Dollars, (e) Norwegian Kroner, and (f) any other Eligible Currency which the Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is reasonably acceptable to all Lenders and, in connection with Letters of Credit, which is reasonably acceptable to the applicable Issuing Lender. If, after the designation of any currency as an Agreed Currency (including any Foreign Currency designated in clause (b) – (f) above) pursuant to the terms hereof, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency, in the reasonable determination of the Administrative Agent, no longer qualifies as an “Eligible Currency” or (z) in the reasonable determination of the Administrative Agent, a Dollar Amount of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be an Agreed Currency until such time as the Administrative Agent, the applicable Issuing Lender, or the Lenders, as required herein, agree to reinstate such currency as an Agreed Currency.

“Agreement” means this 5-Year Credit Agreement dated as of June 27, 2017 among the Borrower, the Administrative Agent, and the Lenders, as it may be hereafter amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time in accordance with its terms.

“Aggregate Exposure” means the sum of (a) the aggregate outstanding Advances plus (b) the aggregate Letter of Credit Exposure.

“Amendment No. 1 Co-Lead Fee Letter” means the letter agreement dated as of October 7, 2019 among the Borrower, Citigroup Global Markets Inc., UniCredit Bank AG, New York Branch, Skandinaviska Enskilda Banken AB (publ), JPMorgan Chase Bank, N.A., ABN AMRO Capital USA LLC, The Bank of Nova Scotia, Barclays Bank PLC, HSBC Bank USA, National Association, and Standard Chartered Bank.

“Amendment No. 1 DNB Markets Fee Letter” means the letter agreement dated as of October 7, 2019 between the Borrower and DNB Markets, Inc.

“Amendment No. 1 Effective Date” means October 30, 2019.

“Amendment No. 1 Wells Fargo Fee Letter” means the letter agreement dated as of October 7, 2019, among the Borrower, Wells Fargo and Wells Fargo Securities, LLC.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, its Subsidiaries, or its Affiliates or to any Lender or its Affiliates from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable the Borrower, its Subsidiaries, or its Affiliates or to any Lender or its Affiliates or related to terrorism financing, money laundering, any predicate crime to money laundering, or any financial record keeping, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Margin” means, at any time with respect to any Revolving Advance, Commitment Fees or letter of credit fees (except as otherwise provided below), the following percentages based upon the ratings by Moody’s, S&P, and/or Fitch (each, a “Rating Agency” and collectively, the “Rating Agencies”), respectively, applicable on such date to the Index Debt:

Tier	Index Debt Rating			Eurocurrency	Adjusted	Commitment
				Rate	Base	Fees
				Advances;	Rate
				Adjusted	Advances
				Daily Simple
				RFR
				Advances; and Term
				SOFR
				Advances
	S&P	Moody’s	Fitch
1	A or higher	A2 or higher	A or higher	0.875%	0.000%	0.080%
2	A-	A3	A-	1.000%	0.000%	0.100%
3	BBB+	Baa1	BBB+	1.125%	0.125%	0.125%
4	BBB	Baa2	BBB	1.250%	0.250%	0.150%
5	BBB- or lower	Baa3 or lower	BBB- or lower	1.500%	0.500%	0.200%

For purposes of the foregoing, (a) if only one Rating Agency provides a rating for Index Debt, the Tier corresponding to that rating shall apply, unless such rating is by Fitch, in which case the Tier shall be deemed to be Tier 5, (b) if only two Rating Agencies provide a rating for Index Debt, then (i) if both ratings correspond to the same Tier, that Tier shall apply, (ii) if there is a one Tier difference between the two ratings, then the Tier corresponding to the higher rating shall be used (with the rating for Tier 1 being the highest and the rating for Tier 5 being the lowest), and (iii) if there is a greater than one Tier difference between the ratings, then the Tier that is one Tier below the higher rating will be used, (c) if three Rating Agencies provide a rating for Index Debt, then (i) if all three ratings correspond to the same Tier, that Tier shall apply, (ii) if all three ratings are at different Tiers, the Tier that applies to the middle of the three ratings shall apply, and (iii) if two ratings correspond to the same Tier and the third rating is different, the Tier corresponding to the two same Tiers shall apply, (d) if none of the three Rating Agencies shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the next succeeding paragraph), then the Tier shall be deemed to be Tier 5, and (e) if the ratings established or deemed to have been established by the Rating Agencies with respect to Index Debt shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced or published by the applicable Rating Agency or, in the absence of such announcement or publication, on the effective date of such rating.

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend these provisions to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation; provided that, if the rating system of both Moody’s and S&P shall change, or if both Moody’s and S&P shall cease to be in the business of rating corporate debt obligations, pending the effectiveness of any such amendment, the Tier shall be deemed to be Tier 5. From the Amendment No. 1 Effective Date until the first such ratings change, if any, the Applicable Margin shall be determined by reference to Tier 3.

Notwithstanding the foregoing, until the date that is three (3) Business Days after the date of the Borrower’s delivery of irrevocable written notice to the Administrative Agent stating that the Borrower wishes to include Fitch as a Rating Agency for purposes of determining the Applicable Margin, Fitch shall be deemed not to provide an Index Debt rating for purposes of determining the Applicable Margin.

“Applicable Time” means, with respect to any borrowings and payments in any Designated Currency, the local time in the place of settlement for such Designated Currency as may be determined by the Administrative Agent, the applicable Swingline Lender or the applicable Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Arrangers” means (a) Wells Fargo Securities, LLC, and its successors, in its capacity as co-lead arranger, (b) DNB Markets, Inc., and its successors, in its capacity as co-lead arranger, (c) Citigroup Global Markets Inc., and its successors, in its capacity as co-lead arranger, (d) UniCredit Bank AG, New York Branch, and its successors, in its capacity as co-lead arranger, (e) ABN AMRO Capital USA LLC, and its successors, in its capacity as co-lead arranger, (f) The Bank of Nova Scotia, and its successors, in its capacity as co-lead arranger, (g) Barclays Bank PLC, and its successors, in its capacity as co-lead arranger, (h) JPMorgan Chase Bank, N.A., and its successors, in its capacity as co-lead arranger, (i) Skandinaviska Enskilda Banken AB (publ), and its successors, in its capacity as co-lead arranger, (j) HSBC Bank USA, National Association, and its successors, in its capacity as co-lead arranger, and (k) Standard Chartered Bank, and its successors, in its capacity as co-lead arranger.

“Assignment and Acceptance” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit A.

“Authorized Agent” means each officer of any wholly-owned Subsidiary of the Borrower, who has been duly authorized and appointed by a Responsible Officer of the Borrower to act on behalf of the Borrower in requesting Advances and Letters of Credit, including, the designation of the currency, amount, Conversions, continuations and prepayments of, and Interest Periods with respect to, Advances and the determination of the amounts, terms and beneficiaries of Letters of Credit.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Agreed Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.6(h)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.6(h), (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Pounds Sterling, the Adjusted Daily Simple RFR applicable for Pounds Sterling; provided that if a Benchmark Transition Event has occurred with respect to such Adjusted Daily Simple RFR or the then-current Benchmark for Pounds Sterling, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.6(h), and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, Canadian Dollars, or Norwegian Kroner, EURIBOR, CDOR, or the Offshore Rate, respectively; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR, CDOR, or the Offshore Rate as applicable, or the then-current Benchmark for such Agreed Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.6(h).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative

Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement for any determination would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of such determination.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark for any Agreed Currency:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)
in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Agreed Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal

Reserve Board, the Federal Reserve Bank of New York, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark for any Agreed Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Agreed Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clause (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.6(h)(i) and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.6(h)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing” means a Revolving Borrowing or a Swingline Borrowing.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Legal Requirements of, or are in fact closed in, Texas or New York, and:

(a)
if such day relates to any interest rate settings as to a Eurocurrency Rate Advance denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Advance, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Advance, means a TARGET Day;
(b)
if such day relates to any interest rate settings as to a Eurocurrency Rate Advance denominated in an Agreed Currency other than Euro, any fundings, disbursements, settlements and payments in an Agreed Currency other than Euro in respect of any such Eurocurrency Rate Advance, or any other dealings in an Agreed Currency other than Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Advance, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such Agreed Currency;
(c)
if such day relates to any interest rate settings as to a Term SOFR Advance, any fundings, disbursements, settlements and payments in Dollars in respect of any such Term SOFR Advance, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Term SOFR Advance, means any such day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; and
(d)
if such day relates to any interest rate settings as to an Adjusted Daily Simple RFR Advance denominated in Pounds Sterling, any fundings, disbursements, settlements and payments in Pounds Sterling in respect of any such Adjusted Daily Simple RFR Advance, or any other dealings in Pounds Sterling to be carried out pursuant to this Agreement in respect of any such Adjusted Daily Simple RFR Advance, means any such day on which commercial banks are authorized to close under the Legal Requirements of, or are in fact closed in, London.

“Canadian Dollars” means the lawful money of Canada.

“Canadian Reference Bank” means The Bank of Nova Scotia, or its successors and assigns, or such other bank that is a Canadian chartered bank listed on Schedule I under the Bank Act (Canada) as agreed to from time to time by the Borrower and the Administrative Agent.

“Canadian Swingline Advance” has the meaning set forth in Section 2.1(b).

“Canadian Swingline Lender” means The Bank of Nova Scotia as the swingline lender for the Canadian Swingline Advances, or any successor swingline lender for Canadian Swingline Advances hereunder.

“Capital Lease” means, for any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease or finance lease on the balance sheet of that Person.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateral Accounts” means the special cash collateral account containing cash deposited pursuant to Sections 2.13(g), 2.17, 2.20, 7.2(b), or 7.3(b) to be maintained at the Administrative Agent’s offices in accordance with Sections 2.20(b) and 7.4.

“Cash Collateralize” means, to deposit into the Cash Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Swingline Lenders, as collateral for Letters of Credit or obligations of Lenders to fund participations in respect of the Letter of Credit Exposure or Swingline Advances, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CDOR Rate” means, for each day in any period, the annual rate of interest that is the rate based on an average rate applicable to Canadian Dollar bankers’ acceptances for a term equal to the term of the relevant Interest Period appearing on the Reuters Monitor Screen Page CDOR at approximately 10:00 a.m. (Toronto, Ontario time), on such date, or if such date is not a Business Day, on the immediately preceding Business Day; provided that if such rate does not appear on the Reuters Monitor Screen Page CDOR as contemplated, then the CDOR Rate on such date shall be the rate quoted by the Canadian Reference Bank as its annual discount rate (determined by the Administrative Agent as of 10:00 a.m. (Toronto, Ontario time) on such date), in each case that would be applicable to Canadian Dollar bankers’ acceptances for the relevant period quoted by such bank as of 10:00 a.m. (Toronto, Ontario time) on such date or, if such date is not a Business Day, on the immediately preceding Business Day. No adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in this Agreement. Notwithstanding the foregoing, if the CDOR Rate at any determination is less than zero, such rate shall be deemed to be zero for purposes of such determination under this Agreement.

“Change in Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 50% or more of the combined voting power of all outstanding securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which all of the conditions precedent set forth in Section 3.1 have been satisfied.

“Co-Lead Fee Letter” means the letter agreement dated as of June 7, 2017 between the Borrower, Citigroup Global Markets Inc., UniCredit Bank AG, New York Branch, Skandinaviska Enskilda Banken AB (publ), JPMorgan Chase Bank, N.A., ABN AMRO Capital USA LLC, The Bank of Nova Scotia and Barclays Bank PLC.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Commitment Fees” has the meaning set forth in Section 2.3(a).

“Compliance Certificate” means a certificate of the Borrower in substantially the form of the attached Exhibit B.

“Computation Date” means (a) the last Business Day of each calendar quarter, (b) the date of any proposed Borrowing, (c) the date of any proposed issuance, increase or extension of a Letter of Credit, (d) the date of any reduction of Revolving Commitments pursuant to Section 2.4 or increase of Revolving Commitments pursuant to Section 2.15, and (e) after an Event of Default has occurred and is continuing, any other Business Day at the Administrative Agent’s discretion or upon instruction by the Majority Lenders.

“Confidential Information” means information that the Borrower furnishes to the Administrative Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower that is not, to the Administrative Agent’s or such Lender’s knowledge, acting in violation of a confidentiality agreement with the Borrower.

“Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Base Rate”, the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.8 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines (in consultation with the Borrower) that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” has the meaning set forth in Section 2.19(b).

“Consolidated” refers to the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with GAAP, including, when used in reference to the Borrower, principles of consolidation consistent with those applied in the preparation of the Financial Statements.

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, determined in accordance with GAAP.

“Controlled Group” means all members of a controlled group of corporations and all trades (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Convert”, “Conversion”, and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.2(b).

“Credit Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Fee Letters, and each other agreement, instrument or document executed by the Borrower or any of its Subsidiaries at any time in connection with this Agreement, including each Notice of Borrowing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Legal Requirements of the United States or other applicable jurisdictions from time to time in effect.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.20(b), any Lender that (a) has failed to (i) (except, with regards to the funding of Swingline Advances, any Swingline Lender) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Advances) within two Business Days of the date when due, (b) (except, with regards to the funding of Swingline Advances, any Swingline Lender) has notified the Borrower, the Administrative Agent or any Issuing Lender or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) (except, with regards to the funding of Swingline Advances, any Swingline Lender) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, each Swingline Lender and each Lender.

“Designated Currency” means, (a) for a Revolving Borrowing, the Agreed Currency which is designated for such Revolving Borrowing, (b) for Swingline Advances, the Agreed Currency which is designated for such Advances, and (c) for any Letter of Credit, the Agreed Currency in which such Letter of Credit is issued.

“DNB Markets Fee Letter” means the letter agreement dated as of June 7, 2017 between the Borrower and DNB Markets, Inc.

“Dollars” and “$” means lawful money of the United States of America.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in Dollars of any amount of such currency if such currency is any Foreign Currency, calculated using the Exchange Rate.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of the respective assigning Lender with the approval of the Administrative Agent, the Issuing Lenders and the Swingline Lenders, which approvals will not be unreasonably withheld, and (c) any other Person (other than a natural person) with the approval of the Administrative Agent, the Issuing Lenders, the Swingline Lenders, and (provided that no Event of Default has occurred and is continuing) the Borrower, which approvals will not be unreasonably withheld; provided that (i) the Borrower shall be deemed to have approved such assignee unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof, (ii) no Defaulting Lender nor any of its Subsidiaries, nor any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) shall be qualify as an Eligible Assignee, and (iii) “Eligible Assignee” shall not include the Borrower or any Affiliate or Subsidiary of the Borrower.

“Eligible Currency” means any Foreign Currency provided that: (a) quotes for loans in such currency are available in the London interbank deposit market; (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, (c) no approval of a Governmental Authority in the country of issue of such currency is required to permit use of such currency by any Lender or Issuing Lender for making loans or issuing letters of credit, or honoring drafts presented under letters of credit in such currency, and (d) there is no restriction or prohibition under any applicable Legal Requirements against the use of such currency for such purposes.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation, including claims or proceedings under any Environmental Law (“Claims”) or any permit issued under any Environmental Law, including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health or safety in relation to the environment.

“Environmental Laws” means any and all Legal Requirements arising from, relating to, or in connection with the environment, health or safety, relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of Hazardous Substances into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” means, for each day in any period, the annual rate of interest that is equal to the Euro Interbank Offered Rate as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period, at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date. Notwithstanding the foregoing, if EURIBOR for any determination is less than the Floor, such rate shall be deemed to be the Floor for purposes of such determination.

“Euro” and “EUR” mean the lawful currency of the participating member states of the EMU.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

“Eurocurrency Rate” means (a) with respect to a Eurocurrency Rate Advance denominated in Euros, the interest rate per annum equal to (i) EURIBOR divided by (ii) one minus the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”), (b) with respect to a Eurocurrency Rate Advance denominated in Norwegian Kroner, the interest rate per annum equal to (i) the Offshore Rate divided by (ii) one minus the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”), (c) with respect to a Eurocurrency Rate Advance denominated in Canadian Dollars, the interest rate per annum equal to (i) the CDOR Rate divided by (ii) one minus the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency supplemental or other marginal reserves requirement) with respect to a Eurocurrency funding (currently referred to as “eurocurrency liabilities”), and (d) with respect to a Eurocurrency Rate Advance denominated in an Agreed Currency other than (i) an Agreed Currency referenced in clause (a), (b), or (c) above, Pounds Sterling, Canadian Dollars, or Dollars and (ii) as determined by the Administrative Agent, certain other Eligible Currencies designated as Agreed Currencies by all the Lenders from time to time, the rate designated by the Administrative Agent with respect to such Agreed Currency at the time such currency is approved by the Lenders pursuant to the definition of “Agreed Currency.” It is agreed that for purposes of this definition, Eurocurrency Rate Advances made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D. The Eurocurrency Rate for each outstanding Eurocurrency Rate Advance shall be adjusted automatically as of the effective date of any change in the reserve percentage described in clause (a)(ii), (b)(ii) or (c)(ii) above.

“Eurocurrency Rate Advance” means an Advance which bears interest as provided in Section 2.6(b).

“Events of Default” has the meaning set forth in Section 7.1.

“Exchange Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency; and provided further that, as to Letters of Credit, the Administrative Agent may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a Foreign Currency.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16 or reallocation pursuant to Section 2.20(a)(iv)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain 5-Year Credit Agreement dated as of September 28, 2012 among the Borrower, Wells Fargo, as administrative agent, and the lenders party thereto, as amended from time to time.

“Existing Letters of Credit” means those letters of credit, if any, issued by an Issuing Lender prior to the Closing Date, for the account of the Borrower, any Subsidiary of the Borrower and set forth on Schedule 1.1(c).

“Expiration Date” means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

“Extended Maturity Date” has the meaning set forth in Section 2.19(a). “Extension Closing Date” has the meaning set forth in Section 2.19(b).

“Facility” means, collectively, (a) the revolving credit facility described in Section 2.1(a), (b) the Swingline subfacilities, and (c) the letter of credit subfacility described in Section 2.13(a).

“FASB Adjustment” has the meaning set forth in Section 1.3(c).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any law, regulation or official administrative practice adopted pursuant to any such intergovernmental agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (or, if no such average is available, the weighted median) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative

Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Rate at any determination is less than zero, such rate shall be deemed to be zero for purposes of such determination under this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letters” means (a) the Wells Fargo Fee Letter, (b) the DNB Markets Fee Letter, (c) the Co-Lead Fee Letter, (d) the Amendment No. 1 Wells Fargo Fee Letter, (e) the Amendment No. 1 DNB Markets Fee Letter, and (f) the Amendment No. 1 Co-Lead Fee Letter.

“Financial Contract” of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any Hedging Transaction.

“Financial Statements” means the financial statements described in Section 4.6.

“Fitch” means Fitch Ratings and any successor thereto which is a nationally recognized statistical rating organization.

“Floor” means a rate of interest equal to 0%.

“Foreign Currency” means any currency other than Dollars.

“Foreign Currency Amount” means with respect to an amount denominated in Dollars, the equivalent in a Foreign Currency of such amount determined at the Exchange Rate for the purchase of such Foreign Currency with Dollars, as determined by the Administrative Agent on the Computation Date applicable to such amount.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Swingline Lender” means the Canadian Swingline Lender, the UK Swingline Lender, or the Norwegian Swingline Lender.

“Foreign Swingline Advance” means any Canadian Swingline Advance, UK Swingline Advance, or Norwegian Swingline Advance.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Pro Rata Share of the Letter of Credit Exposure with respect to Letters of Credit issued by such Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swingline Advances made by such Swingline Lender other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

“Governmental Authority” means any foreign governmental authority (including any supranational bodies such as the European Union or the European Central Bank), the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, central bank, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Lender, the Borrower, or the Borrower’s Subsidiaries or any of their respective Properties.

“Hazardous Substance” shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include substances regulated under any other Environmental Law, including pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

“Hazardous Waste” means the substances regulated as such pursuant to any Environmental Law.

“Hedging Transactions” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by a Person which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Hedging Obligations” of a Person means, without duplication, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Financial Contract or other Hedging Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Financial Contract or Hedging Transactions.

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money (regardless of whether such obligations would be, in accordance with GAAP, shown as a short term debt or long term debt on the consolidated balance sheet of such Person), (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade, expense accruals, deferred employee compensation items arising in the ordinary course of business, and any amounts that are being contested and for which adequate reserves have been established in accordance with GAAP), (c) obligations of others which such Person has directly or indirectly, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person (but, if not otherwise assumed, limited to the extent of such Property’s fair market value), guaranteed or otherwise provided credit support therefor, (d) to the extent not included in clause (a) above, any obligations which are evidenced by notes, acceptances, or other instruments, (e) reimbursement obligations of such Person in respect of drawn or funded letters of credit, surety bonds, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (f) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (g) Capitalized Lease Obligations, (h) liabilities of such Person in respect of Hedging Obligations, and (i) any other financial accommodation which in accordance with GAAP would be shown as a short term debt or long term debt on the consolidated balance sheet of such Person. For the purposes of this definition, the amount of any Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Interest Period” means, for each Eurocurrency Rate Advance or Term SOFR Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into a Eurocurrency Rate Advance or Term SOFR Advance, as applicable, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2. The duration of each such Interest Period shall be one, three or (except with respect to any Advance bearing interest based on the CDOR Rate) six months, in each case as the Borrower may select upon notice received by the Administrative Agent not later than 12:00 p.m. (Houston, Texas time) on the day required under Section 2.2 in connection with a Revolving Borrowing of such Type of Advance; provided, however, that:

(a)
Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;
(b)
whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;
(c)
any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month;
(d)
no Interest Period shall end after the latest Maturity Date; and
(e)
no tenor that has been removed from this definition pursuant to Section 2.6(h)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion or Continuation.

“IRS” means the United States Internal Revenue Service.

“Issuing Lender” means (a) with respect to each Existing Letter of Credit, the Lender that issued such Letter of Credit, (b) with respect to all other Letters of Credit, (i) Wells Fargo, (ii) DNB Bank ASA, New York Branch, (iii) Citibank, N.A., (iv) UniCredit Bank AG, New York Branch, (v) ABN AMRO Capital USA LLC, (vi) The Bank of Nova Scotia, (vii) Barclays Bank PLC, (viii) JPMorgan Chase Bank, N.A., (ix) Skandinaviska Enskilda Banken AB (publ), (x) HSBC Bank USA, National Association, and (xi) each other Lender from time to time designated by the Borrower as an Issuing Lender hereunder with prior written notice to the Administrative Agent and with the written agreement of such Lender, in each case under this clause (b) in their respective capacity as an issuer of Letters of Credit hereunder, and (c) any Lender acting as a successor issuing lender pursuant to Section 8.6. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, injunction, rule, regulation or other restriction (or official interpretation of any of the foregoing) of, and the terms of any license, permit, concession, grant or franchise issued by, any Governmental Authority.

“Lenders” means each of the lenders party to this Agreement, including each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.6 and, unless the context requires otherwise, including a lender in its capacity as a Swingline Lender.

“Lending Office” means, with respect to each Lender, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for each Type of Advance in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Advances of such Type are to be made and maintained.

“Letter of Credit” means, individually, any letter of credit issued by any Issuing Lender under the Facility which is subject to this Agreement, including the letters of credit described on Schedule 1.1(c).

“Letter of Credit Documents” means, with respect to any Letter of Credit, such Letter of Credit and any agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.

“Letter of Credit Exposure” means, at any time, the Dollar Amount of the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time and (b) the aggregate unpaid amount of all Reimbursement Obligations related to Letters of Credit at such time.

“Letter of Credit Maximum Amount” means (a) as to all the Issuing Lenders in the aggregate, $750,000,000, and (b) with respect to each Issuing Lender, a sublimit thereof as agreed between such Issuing Lender and the Borrower from time to time; provided that, (i) on and after the latest Maturity Date, the Letter of Credit Maximum Amount shall be zero and (ii) on and after the Maturity Date of such Issuing Lender, such Issuing Lender’s sublimit with respect to the Letter of Credit Maximum Amount shall be zero and the aggregate Letter of Credit Maximum Amount shall be immediately and automatically reduced on such Maturity Date by an amount equal to such Issuing Lender’s sublimit. The individual sublimits are as follows:

Issuing Lender	Sublimit
Wells Fargo	$105,000,000
DNB Bank ASA, New York Branch	$105,000,000
Citibank, N.A.	$67,500,000
UniCredit Bank AG, New York Branch	$67,500,000
ABN AMRO Capital USA LLC	$67,500,000
The Bank of Nova Scotia	$67,500,000
Barclays Bank PLC	$67,500,000
JPMorgan Chase Bank, N.A.	$67,500,000
Skandinaviska Enskilda Banken AB (publ)	$67,500,000
HSBC Bank USA, National Association	$67,500,000

“Letter of Credit Obligations” means the obligations, whether actual or contingent, of the Borrower under this Agreement in connection with the Letters of Credit.

“Lien” means any lien (statutory or otherwise), mortgage, pledge, hypothecation, assignment, deposit arrangement, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement, priority or other security agreement of any kind or nature whatsoever to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

“Majority Lenders” means, as of the date of determination, two or more Lenders holding more than 50% of the sum of the unutilized aggregate Revolving Commitments plus the Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in Letter of Credit Obligations and in the Swingline Advances being deemed “held” by such Lender for purposes of this definition). The Revolving Commitments and Outstandings of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Mandatory Cost Rate” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.1(b).

“Mandatory Revolving Borrowing” means a Revolving Borrowing comprised of Adjusted Base Rate Advances, Adjusted Daily Simple RFR Advances or Eurocurrency Rate Advances made to repay a Swingline Advance as provided in Section 2.1(b) or to reimburse an Issuing Lender for unpaid Reimbursement Obligations as provided in Section 2.13(d).

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Credit Documents (other than Notices of Borrowing or Notices of Conversion or Continuations) to which it is a party, or (c) the validity or enforceability of any of the Credit Documents (other than Notices of Borrowing or Notices of Conversion or Continuations) or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Maturity Date” means the earlier of (a) October 30, 2024, as such date may be extended under Section 2.19, and (b) the date on which the Revolving Commitments are terminated in whole pursuant to this Agreement.

“Maximum Rate” means, as to any particular Lender, the maximum nonusurious interest rate permitted to such Lender under applicable Legal Requirements.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral for Letters of Credit, consisting of cash or deposit account balances in an amount equal to 100% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time, and (ii) with respect to Cash Collateral for Swingline Advances, consisting of cash or deposit account balances in an amount equal to 100% of the Fronting Exposure of all Swingline Lenders with respect to Swingline Advances outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which the Borrower or any member of the Controlled Group is obligated to make contributions or has any liability, contingent or otherwise.

“Non-Approving Lender” means any Lender that does not approve any consent, waiver or amendment of or under any Credit Document that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.1 and (ii) has been approved by the Majority Lenders.

“Non-Consenting Lender” has the meaning set forth in Section 2.19(b).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Norwegian Kroner” or “NOK” means lawful money of the Kingdom of Norway. “Norwegian Swingline Advance” has the meaning set forth in Section 2.1(b).

“Norwegian Swingline Lender” means DNB Bank ASA as the swingline lender for the Norwegian Swingline Advances, or any successor swingline lender hereunder.

“Note” means a Revolving Note or a Swingline Note.

“Notice of Borrowing” means a notice of borrowing in the form of the attached Exhibit C and signed by a Responsible Officer of the Borrower or by an Authorized Agent on behalf of the Borrower.

“Notice of Conversion or Continuation” means a notice of conversion or continuation in the form of the attached Exhibit D and signed by a Responsible Officer of the Borrower or by an Authorized Agent on behalf of the Borrower.

“Obligations” means all Advances, Reimbursement Obligations, and any other fees, expenses, reimbursements, indemnities or other obligations payable by the Borrower to the Administrative Agent, the Lenders, the Issuing Lenders, the Swingline Lenders or any other indemnified party under the Credit Documents.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offshore Rate” means, for any Interest Period with respect to a Eurocurrency Rate Advance denominated in Norwegian Kroner, the rate per annum (rounded upwards to the next 1/16 of 1%), as determined by the Administrative Agent, to be the rate at which deposits of Norwegian Kroner in immediately available funds for delivery on the first day of such Interest Period are being made or continued to leading banks in the offshore interbank market for Norwegian Kroner in the approximate amount of such Eurocurrency Rate Advance and for a maturity comparable to such Interest Period as determined by the Administrative Agent at approximately 11 a.m. London time (or such other time and day as the Administrative Agent may determine) 2 business days prior to the commencement of such Interest Period; provided that, if such rate at any determination is less than zero, such rate shall be deemed to be zero for purposes of such determination under this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Advance or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

“Outstandings” means, as of the date of determination, the sum of (a) Dollar Amount of the aggregate outstanding principal amount of the Revolving Advances and the Swingline Advances plus (b) the Dollar Amount of the Letter of Credit Exposure.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, applicable Issuing Lender, or applicable Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in a Foreign Currency, the rate of interest per annum at which overnight deposits in such Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent, applicable Issuing Lender or applicable Swingline Lender in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 9.6(e).

“Participant Register” has the meaning specified in Section 9.6(e).

“Participating Member State” means each state so described in any EMU Legislation.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Permitted Liens” means the Liens permitted to exist pursuant to Section 6.1.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Pounds Sterling” and/or “£” means lawful money of the United Kingdom of Great Britain and Northern Ireland.

“Present Maturity Date” has the meaning set forth in Section 2.19(a).

“Prime Rate” means at any time the rate of interest most recently announced by Wells Fargo at its principal office in San Francisco, California as its prime rate, whether or not the Borrower has notice thereof, with the understanding that the Prime Rate is one of Wells Fargo’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Each change in the Prime Rate shall be effective on the day the change is announced by Wells Fargo.

“Pro Rata Share” means, as to each Lender (a) the ratio (expressed as a percentage) of such Lender’s Revolving Commitment at such time to the aggregate Revolving Commitments at such time, (b) if the Revolving Commitments have been terminated, the ratio (expressed as a percentage) of the sum of such Lender’s aggregate outstanding Revolving Advances and participation interest in the Letter of Credit Exposure and the Swingline Advances at such time to the aggregate outstanding Revolving Advances, Swingline Advances, and Letter of Credit Exposure of all the Lenders at such time, or (c) if the Revolving Commitments have been terminated, all Letter of Credit Obligations have been paid in full, all Letters of Credit have been terminated or expired and all Advances have been paid in full, the ratio (expressed as a percentage) that was most recently in effect.

“Property” of any Person means any and all property (whether real, personal, or mixed, tangible or intangible) or other assets owned, leased or operated by such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rate Determination Date” means, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Register” has the meaning set forth in paragraph (d) of Section 9.6.

“Reimbursement Obligations” means all of the obligations of the Borrower set forth in Section 2.13(d).

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Agreed Currency that is a Foreign Currency, (i) the central bank for the Agreed Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Agreed Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA and the regulations issued under such section, with respect to a Plan.

“Responsible Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, any Treasurer, any Assistant Treasurer, any Secretary, any Assistant Secretary or Manager of any Person.

“Restricted Lender” has the meaning assigned to such term in Section 1.7.

“Restricted Payment” means (a) any direct or indirect payment (other than scheduled payments), prepayment, redemption, defeasance, retirement, purchase of, or other acquisition of or deposit of funds or Property for the payment (other than scheduled payments), prepayment, redemption, defeasance, retirement, or purchase of Senior Notes, and (b) the making by any Person of any dividends or other distributions (in cash, property, or otherwise) on, or payment for the purchase, redemption or other acquisition or retirement of, any shares of any capital stock or other ownership interests of such Person, other than dividends payable in such Person’s stock or ownership interests.

“Revolving Advance” means an advance made by a Lender to the Borrower pursuant to Section 2.1(a).

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Advances made by each Lender pursuant to Section 2.1(a) or Converted by each Lender to Revolving Advances of a different Type pursuant to Section 2.2(b).

“Revolving Commitment” means, with respect to any Lender, the amount set opposite such Lender’s name on Schedule 1.1(a) as its Revolving Commitment, or if such Lender has entered into any Assignment and Acceptance or such Lender is an Additional Lender, the amount set forth for such Lender as its Revolving Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.6(d), as such amount may be reduced pursuant to Section 2.4.

“Revolving Note” means a promissory note of the Borrower payable to any Lender, in substantially the form of the attached Exhibit E evidencing Indebtedness of such Borrower to such Lender resulting from Revolving Advances owing to such Lender.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Pounds Sterling, SONIA.

“RFR Rate Day” has the meaning assigned thereto in the definition of “Adjusted Daily Simple RFR”.

“S&P” means Standard & Poor’s Ratings Service, a division of S&P Global Inc., or any successor thereof which is a nationally recognized statistical rating organization.

“Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, any applicable Canadian Governmental Authority, Her Majesty’s Treasury, or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, any applicable Canadian Governmental Authority, the European Union, any European Union member state, or Her Majesty’s Treasury, or (c) any other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission. “Senior Notes” means any senior debt securities of the Borrower.

“Senior Note Documents” means any indenture, note or other agreement evidencing or governing the Senior Notes, as such indenture, note or other agreement may be amended, supplemented or otherwise modified as permitted hereby.

“Significant Subsidiary” means any Subsidiary of the Borrower (a) with net book value in excess of $100,000,000, calculated as of the end of the most recent fiscal quarter end or (b) whose revenues for the immediately preceding twelve month period exceeded $100,000,000.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Adjustment” means a percentage equal to 0.10% per annum.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Sterling RFR Determination Day” has the meaning assigned thereto in the definition of “Adjusted Daily Simple RFR”.

“Subsidiary” of a Person, at any time, means any corporation, association, partnership, limited liability company, or other business entity of which more than 50% of the outstanding shares of capital stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time capital stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Termination Value” means, in respect of any one or more Financial Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Financial Contracts, (a) for any date on or after the date such Financial Contracts have been closed out and termination value(s) (including both debit and credit values) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) (including both debit and credit values) for such Financial Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Financial Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Advance” means a US Swingline Advance, a Canadian Swingline Advance, a UK Swingline Advance, or a Norwegian Swingline Advance.

“Swingline Borrowing” means the making of a Swingline Advance by a Swingline Lender under Section 2.1(b).

“Swingline Due Date” means the 14th and the last day of each calendar month.

“Swingline Lender” means the US Swingline Lender, Canadian Swingline Lender, UK Swingline Lender, or the Norwegian Swingline Lender.

“Swingline Rate” means, as to any Swingline Advance, the Adjusted Base Rate plus the Applicable Margin for Adjusted Base Rate Advances or such other rate per annum agreed to from time to time in writing between the Borrower and the applicable Swingline Lender.

“Swingline Note” means a promissory note of the Borrower payable to the applicable Swingline Lender in substantially the form of the attached Exhibit F, evidencing the Indebtedness of the Borrower to such Swingline Lender from Swingline Advances owing to such Swingline Lender.

“Swingline Subfacilities” means the revolving credit facilities as provided by the applicable Swingline Lenders, in either case, as provided under Section 2.1(b) as a subfacility of the Facility.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system or the TARGET2 payment system (or, if either of such payment systems cease to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Group” has the meaning set forth in Section 4.11.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a) for any calculation with respect to a Term SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an Adjusted Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Advance” means an Advance which bears interest as provided in Section 2.6(d). All Term SOFR Advances shall be denominated in Dollars.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Event” means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Total Capitalization Ratio” means, as of any date of calculation, the ratio of the Borrower’s Total Funded Consolidated Indebtedness outstanding on such date to its Total Consolidated Capitalization outstanding on such date.

“Total Consolidated Capitalization” means the sum of the Total Funded Consolidated Indebtedness and Consolidated Net Worth.

“Total Funded Consolidated Indebtedness” means at any time the aggregate Dollar Amount of Indebtedness of the Borrower and its Subsidiaries which is (a) of the type described in clause (a), (d), (e), (g) or (i) of the definition of “Indebtedness” or (b) of the type described in clause (c) of the definition of “Indebtedness” to the extent that such lien secures or such guaranty covers Indebtedness of the type described in clause (a), (d), (e), (g) or (i) of the definition of “Indebtedness”.

“Type” has the meaning set forth in Section 1.4.

“UK Swingline Advance” has the meaning set forth in Section 2.1(b).

“UK Swingline Lender” means Barclays Bank PLC as the swingline lender for the UK Swingline Advances, or any successor swingline lender hereunder.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.11(g)(ii)(B)(3).

“US Swingline Advance” has the meaning set forth in Section 2.1(b).

“US Swingline Lender” means Wells Fargo as the swingline lender for the US Swingline Advances, or any successor swingline lender hereunder.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wells Fargo Fee Letter” means the letter agreement dated as of June 7, 2017 among the Borrower, Wells Fargo and Wells Fargo Securities, LLC.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3 Accounting Terms; Changes in GAAP; Foreign Currency Limits.

(a)
All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Financial Statements.
(b)
Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the Consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP.

(c)
If any changes in accounting principles after the Closing Date are required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, then the parties shall enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the Borrower’s and its Consolidated Subsidiaries’ financial condition shall be the same after such change as if such change had not been made. Notwithstanding anything herein to the contrary, for purposes of this Agreement, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial covenant calculations (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements of the Borrower and its Subsidiaries (the “FASB Adjustment”).
(d)
Wherever in this Agreement in connection with a Revolving Borrowing, a Swingline Borrowing, Conversion, continuation or prepayment of a Eurocurrency Rate Advance, or the issuance, amendment or extension of a Letter of Credit, an amount (such as a required minimum or multiple amount) is expressed in Dollars, but such Borrowing, Eurocurrency Rate Advance, or Letter of Credit is denominated in a Foreign Currency, such amount shall be the equivalent in a Foreign Currency of such amount determined at the Exchange Rate for the purchase of such Foreign Currency with Dollars, as determined by the Administrative Agent on the Computation Date applicable to such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward).

Section 1.4 Types of Advances. Advances are distinguished by “Type”. The “Type” of an Advance refers to the determination whether such Advance is a Eurocurrency Rate Advance, an Adjusted Base Rate Advance, an Adjusted Daily Simple RFR Advance, a Canadian Swingline Advance, a Norwegian Swingline Advance, a UK Swingline Advance, or a US Swingline Advance, each of which constitutes a Type.

Section 1.5 Change of Currency.

(a)
Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.
(b)
Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent, upon consultation with the Borrower, may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)
Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent, upon consultation with the Borrower, may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.6 Miscellaneous. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. Any reference herein to any law or other Legal Requirement shall be construed as referring to such law or Legal Requirement as amended, modified, codified, or reenacted, in whole or in part, and in effect from time to time.

Section 1.7 Restricted Lenders. With respect to each Restricted Lender, Sections 4.9, 4.18, 5.1, 5.9, and 6.9 shall only benefit such Restricted Lender to the extent that such provision would not result in any violation of, conflict with or liability under (a) the Council Regulation (EC) No. 2271/96 of 22 November 1996, as amended from time to time, or any law or regulation implementing such Council Regulation in any member state of the European Union or the United Kingdom, (b) section 7 of the German Foreign Trade Ordinance (Auẞenwirtschaftsverordnung – AWV), or (c) any similar anti-boycott statute. In connection with any amendment, waiver, determination or direction relating to any part of Sections 4.9, 4.18, 5.1, 5.9, and 6.9 of which a Lender does not have the benefit, to the extent that on or prior to the date of such amendment, waiver, determination or direction (and until such time as such Lender shall advise the Administrative Agent in writing otherwise), such Lender has advised the Administrative Agent in writing that it does not have such benefit, the Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made. The foregoing limitations are strictly limited to the Restricted Lenders and nothing contained in this paragraph shall affect the applicability or benefit of Sections 4.9, 4.18, 5.1, 5.9, and 6.9 to any other Lender or party hereto. For purposes of this Section 1.7, a “Restricted Lender” means any Lender to whom the Council Regulation (or law or regulation implementing the Council Regulation), section 7 of the German Foreign Trade Ordinance, or any similar anti-boycott statute in any member state of the European Union or the United Kingdom applies.

Section 1.8 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any Adjusted Daily Simple RFR, any Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.6(h), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any Adjusted Daily Simple RFR, any Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.9 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

THE ADVANCES AND THE LETTERS OF CREDIT

Section 2.1 The Advances.

(a)
Revolving Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to the Borrower from time to time on any Business Day prior to the latest Maturity Date in an aggregate amount not to exceed at any time outstanding an amount equal to such Lender’s Revolving Commitment less the sum of the Dollar Amount of (i) the aggregate principal amount of Revolving Advances owing to such Lender at such time, (ii) such Lender’s Pro Rata Share of the aggregate of the Letter of Credit Exposure at such time, and (iii) such Lender’s Pro Rata Share of the Swingline Advances; provided that, (A) before and after giving effect to such Borrowing, the aggregate Dollar Amount of all outstanding Revolving Advances, Swingline Advances and Letter of Credit Exposure at any time may not exceed the aggregate Revolving Commitments at such time, (B) such Revolving Advances may be denominated and funded in any Agreed Currency and (C) before and after giving effect to such Borrowing, the aggregate Dollar Amount of all outstanding Revolving Advances, Swingline Advances and Letter of Credit Exposure which are denominated in Norwegian Kroner may not exceed $500,000,000 at any time. Within the limits of each Lender’s Revolving Commitment, the Borrower may from time to time prepay pursuant to Section 2.7 and reborrow under this Section 2.1(a).
(b)
Swingline Advances.

(i) On the terms and conditions set forth in this Agreement, (A) the US Swingline Lender agrees to, from time-to-time on any Business Day during the period from the date of this Agreement until the US Swingline Lender’s Maturity Date, make advances (“US Swingline Advances”) to the Borrower in an aggregate principal amount not to exceed $200,000,000 outstanding at any time and denominated in US Dollars; (B) the Canadian Swingline Lender agrees to, from time-to-time on any Business Day during the period from the date of this Agreement until the Canadian Swingline Lender’s Maturity Date, make advances (“Canadian Swingline Advances”) to the Borrower in an aggregate principal amount not to exceed $100,000,000 outstanding at any time and denominated in Canadian Dollars or US Dollars; (C) the Norwegian Swingline Lender agrees to, from time-to-time on any Business Day during the period from the date of this Agreement until the Norwegian Swingline Lender’s Maturity Date, make advances (“Norwegian Swingline Advances”) to the Borrower in an aggregate principal amount not to exceed $100,000,000 outstanding at any time and denominated in Norwegian Kroner or US Dollars; provided that, before and after giving effect to such Borrowing, the aggregate Dollar Amount of all outstanding Revolving Advances, Swingline Advances and Letter of Credit Exposure which are denominated in Norwegian Kroner may not exceed $500,000,000 at any time; and (D) the UK Swingline Lender agrees to, from time-to-time on any Business Day during the period from the date of this Agreement until the UK Swingline Lender’s Maturity Date, make advances (“UK Swingline Advances”) to the Borrower in an aggregate principal amount not to exceed $100,000,000 outstanding at any time and denominated in Pounds Sterling or US Dollars;

provided that, (x) with respect to all Swingline Subfacilities, before and after giving effect to any such Borrowing, the aggregate Dollar Amount of the sum of all outstanding Revolving Advances, Swingline Advances and the Letter of Credit Exposure may not exceed the aggregate Revolving Commitments at such time; (y) with respect to all Swingline Subfacilities, no Swingline Advance shall be made if the statements set forth in Section 3.2 are not true on the date of the making of such Swingline Advance, it being agreed by the Borrower that the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Swingline Advance shall constitute a representation and warranty by the Borrower that on the date of such Swingline Advance such statements are true; and (z) with respect to any Foreign Swingline Advance, whether denominated in US Dollars or any Foreign Currency, such Foreign Swingline Advance shall be in a minimum amount of $500,000. Subject to the other provisions hereof, the Borrower may from time-to-time borrow, prepay (in whole or in part) and reborrow Swingline Advances. Immediately upon the making of a Swingline Advance, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Swingline Lender a risk participation in such Swingline Advance in an amount equal to its Pro Rata Share of such Swingline Advance.

(ii)
Except as provided in the following clause (iv) below, each request for a US Swingline Advance shall be made pursuant to telephone notice to the US Swingline Lender given no later than 1:00 p.m. (Houston, Texas time) on the date of the proposed Swingline Advance, promptly confirmed by a completed and executed Notice of Borrowing faxed to the Administrative Agent. The US Swingline Lender will promptly (but in any event prior to 3:00 p.m. (Houston, Texas time)) on the date of such proposed US Swingline Advance make such US Swingline Advance available to the Borrower at the Borrower’s account with the Administrative Agent or such other accounts as may be designated by the Borrower.
(iii)
Except as provided in the following clause (iv) below, each request for a Foreign Swingline Advance shall be made pursuant to telephone notice to the applicable Foreign Swingline Lender, together with a written notice to the Administrative Agent, given no later than 10:00 a.m. in the Applicable Time specified by the applicable Foreign Swingline Lender, promptly confirmed by a completed and executed Notice of Borrowing faxed to the applicable Foreign Swingline Lender and the Administrative Agent. If, on the date such request is made, the Dollar Amount of the sum of the outstanding Revolving Advances and the Letter of Credit Exposure is equal to or less than 50% of the aggregate Revolving Commitments, then subject to the terms and conditions hereof, the applicable Foreign Swingline Lender will, not later than 2:00 p.m. (in the Applicable Time) on the borrowing date specified for such Swingline Advance, make the amount of such Swingline Advance available at the Borrower’s account with the Administrative Agent or such other accounts as may be designated by the Borrower. However, if on the date such request is made, the Dollar Amount of the sum of the outstanding Revolving Advances and the Letter of Credit Exposure is greater than 50% of the aggregate Revolving Commitments, then (A) promptly after receipt by the applicable Foreign Swingline Lender of any request for a Foreign Swingline Advance, the applicable Foreign Swingline Lender will confirm with the Administrative Agent that the Administrative Agent has also received such request and, if not, the applicable Foreign Swingline Lender will notify the Administrative Agent of the contents thereof, and (B) unless the applicable Foreign Swingline Lender has received notice in writing from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. (in the Applicable Time) on the date of the proposed Swingline Advance directing the applicable Foreign Swingline Lender not to make such Swingline Advance as a result of the limitations set forth in the first proviso of Section 2.1(b) above then, subject to the terms and conditions hereof, the applicable foreign Swingline Lender will, not later than 3:00 p.m. (in the Applicable Time) on the borrowing date specified for such Swingline Advance, make the amount of such Swingline Advance available at the Borrower’s account with the Administrative Agent or such other accounts as may be designated by the Borrower.
(iv)
With respect to Swingline Advances denominated in Dollars, each Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes each Swingline Lender to so request on its behalf), that each Lender make an Adjusted Base Rate Advance in an amount equal to such Lender’s Pro Rata Share of such Swingline Advances in order to refinance such Swingline Advances. With respect to Foreign Swingline Advances, each Swingline Lender in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes each Swingline Lender to so request on its behalf), that each Lender make a Eurocurrency Rate Advance in the same Foreign Currency, in an amount equal to such Lender’s Pro Rata Share of such Swingline Advances and with Interest Period of one month. The applicable Swingline Lender shall give the Administrative Agent notice of such Mandatory Revolving Borrowing (A) by 12:00 p.m. (Houston, Texas time) on the date before the proposed Mandatory Revolving Borrowing is to be made in the case of an Adjusted Base Rate Advance and (B) by 12:00 p.m. (Houston, Texas time) on the fourth Business Day before the date of such proposed Mandatory Revolving Borrowing in the case of a Eurocurrency Rate Advance denominated in a Foreign Currency, which notice the Administrative Agent will promptly forward to each Lender. Each Lender shall make its Revolving Advance available to the Administrative Agent for the account of the applicable Swingline Lender in immediately available funds by 2:00 p.m. (Houston, Texas time) on the date requested, and the Borrower hereby irrevocably instructs the applicable Swingline Lender to apply the proceeds of such Mandatory Revolving Borrowing to the payment of the outstanding Swingline Advances.
(v)
If for any reason any Swingline Advance cannot be refinanced by a Revolving Borrowing in accordance with clause (iv) above, the request for the Revolving Advances submitted by the applicable Swingline Lender as set forth therein shall be deemed to be a request by such Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Advances and each Lender’s payment to the Administrative Agent for the account of the applicable Swingline Lender pursuant to clause (iv) above shall be deemed payment in respect of such participation.
(vi)
If any Lender fails to make available to the Administrative Agent for the account of the applicable Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.1(b) by the time specified in this Section 2.1(b), such Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of such Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(vii)
Each Lender’s obligation to make the Revolving Advances or to purchase and fund risk participations in Swingline Advances pursuant to this Section 2.1(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, (C) whether or not the conditions precedent in Section 3.2 have been satisfied, (D) termination of the Revolving Commitments or acceleration of the Advances, and (E) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Advances, together with interest as provided herein.

(viii)
At any time after any Lender has purchased and funded a risk participation in a Swingline Advance, if the applicable Swingline Lender receives any payment on account of such Swingline Advance, such Swingline Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swingline Lender.
(ix)
Each Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Advances made by such Swingline Lender. Until a Lender funds its Adjusted Base Rate Advance, Eurocurrency Rate Advance, Adjusted Daily RFR Advance or risk participation pursuant to this Section 2.1(b) to refinance such Lender’s Pro Rata Share of any Swingline Advance, interest in respect of such Pro Rata Share shall be solely for the account of the applicable Swingline Lender.
(x)
The Borrower shall make all payments of principal and interest in respect of any Swingline Advances directly to the applicable Swingline Lender.
(xi)
For purposes of calculating outstandings under this Agreement (a) on each March 31, June 30, September 30 and December 31, commencing June 30, 2017, and (b) from time to time as the Administrative Agent may request, each Swingline Lender shall provide the Administrative Agent with a daily log, in form and detail reasonably acceptable to the Administrative Agent, setting forth the outstanding Dollar Amount of the Swingline Advances made by such Swingline Lender using the Exchange Rate as most recently determined by the Administrative Agent.

Section 2.2 Method of Borrowing.

(a) Notice. Each Revolving Borrowing shall be made pursuant to a Notice of Borrowing and given:

(i)
by the Borrower to the Administrative Agent not later than 12:00 p.m. (Houston, Texas time) on the fourth Business Day before the date of the proposed Borrowing in the case of a Eurocurrency Rate Advance denominated in any Agreed Currency that is a Foreign Currency,
(ii)
by the Borrower to the Administrative Agent not later than 12:00 p.m. (Houston, Texas time) on the third Business Day before the date of the proposed Borrowing in the case of a Term SOFR Advance,
(iii)
by the Borrower to the Administrative Agent not later than 12:00 p.m. (Houston, Texas time) on the fifth Business Day before the date of the proposed Borrowing in the case of an Adjusted Daily Simple RFR Advance denominated in any Agreed Currency that is a Foreign Currency,
(iv)
by the Borrower to the Administrative Agent not later than 10:00 a.m. (Houston, Texas time) on the date of the proposed Borrowing in the case of an Adjusted Base Rate Advance.

The Administrative Agent shall give each Lender prompt notice on the day of receipt of timely Notice of Borrowing of such proposed Borrowing by facsimile. Each Notice of Borrowing shall be by telephone or facsimile, and if by telephone, confirmed promptly in writing (which confirmation may be provided by facsimile or with a “PDF” file delivered in an e-mail with a return acknowledgment requested), specifying the (i) requested date of such Borrowing (which shall be a Business Day), (ii) requested Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, (iv) if such Borrowing is to be comprised of Eurocurrency Rate Advances or Term SOFR Advances, the Interest Period for each such Advance, and (v) the Designated Currency of such Borrowing. In the case of a proposed Borrowing comprised of Eurocurrency Rate Advances or Adjusted Daily Simple RFR Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.6(b) or Section 2.6(c), as applicable. Each Lender shall, before 3:00 p.m. (Houston, Texas time) on the date of the proposed Borrowing, make available for the account of its Lending Office to the Administrative Agent at its address referred to in Section 9.2, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s Pro Rata Share of such Borrowing. Promptly upon the Administrative Agent’s receipt of such funds (but in any event not later than 4:00 p.m. (Houston, Texas time) on the date of the proposed Borrowing) and provided that the applicable conditions set forth in Article III have been satisfied, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent.

(b)
Conversions and Continuations. In order to elect to Convert or continue Advances comprising part of the same Revolving Borrowing under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent’s office (i) no later than 10:00 a.m. (Houston, Texas time) on the proposed Conversion date in the case of a Conversion of such Advances to Adjusted Base Rate Advances, (ii) no later than 12:00 p.m. (Houston, Texas time) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, Term SOFR Advances; (iii) no later than 12:00 p.m. (Houston, Texas time) at least four Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, Eurocurrency Rate Advances denominated in Foreign Currencies; and (iv) no later than 12:00 p.m. (Houston, Texas time) at least five Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, Adjusted Daily Simple RFR Advances denominated in any Agreed Currency that is a Foreign Currency. Each such Notice of Conversion or Continuation shall be by telephone or facsimile, and if by telephone, confirmed promptly in writing (which confirmation may be provided by facsimile or with a “PDF” file delivered in an e-mail with a return acknowledgment requested), specifying (A) the requested Conversion or continuation date (which shall be a Business Day), (B) the Borrowing amount and Type of the Advances to be Converted or continued, (C) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advances, and (D) in the case of a Conversion to, or a continuation of, Eurocurrency Rate Advances or Term SOFR Advances, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a continuation of Eurocurrency Rate Advances or Adjusted Daily Simple RFR Advances, notify each Lender of the applicable interest rate under Section 2.6(b) or Section 2.6(c), as applicable. For purposes other than the conditions set forth in Section 3.2, the portion of Revolving Advances comprising part of the same Revolving Borrowing that are Converted to Revolving Advances of another Type shall constitute a new Revolving Borrowing.
(c)
Certain Limitations. Notwithstanding anything herein to the contrary:
(i)
each Borrowing (other than a Borrowing of Swingline Advances) shall (A) in the case of Eurocurrency Rate Advances, Term SOFR Advances, and Adjusted Daily Simple RFR Advances, be in an aggregate amount not less than $3,000,000 and greater multiples of $1,000,000 in excess thereof, (B) in the case of Adjusted Base Rate Advances, be in an aggregate amount not less than $500,000 and greater multiples of $100,000 in excess thereof, and (C) consist of

Advances of the same Type made on the same day by the Lenders according to their Pro Rata Share;
(ii)
at no time shall there be more than eight Interest Periods applicable to outstanding Advances;
(iii)
no single Borrowing consisting of Eurocurrency Rate Advances or Adjusted Daily Simple RFR Advances may include Advances in different currencies;
(iv)
the Borrower may not select Eurocurrency Rate Advances, Term SOFR Advances, or Adjusted Daily Simple RFR Advances for any Borrowing to be made, Converted or continued if (A) the aggregate Dollar Amount of such Borrowing is less than $3,000,000 or (B) a Default or Event of Default has occurred and is continuing;
(v)
(A) if any Lender shall, at any time prior to the making of any requested Borrowing comprised of Eurocurrency Rate Advances, Term SOFR Advances, or Adjusted Daily Simple RFR Advances, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Lending Office to perform its obligations under this Agreement to make such Advances or to fund or maintain such Advances, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or take deposits of, Dollars or any Foreign Currency in the applicable interbank market, then (1) if the requested Borrowing was of Revolving Advances denominated in Dollars, such Lender’s Pro Rata Share of such Borrowing shall be made as an Adjusted Base Rate Advance of such Lender, (2) in any event, such Adjusted Base Rate Advance shall be considered part of the same Borrowing and interest on such Adjusted Base Rate Advance shall be due and payable at the same time that interest on the Eurocurrency Rate Advances, Term SOFR Advances, or Adjusted Daily Simple RFR Advances, as applicable, comprising the remainder of such Borrowing shall be due and payable, and (3) any obligation of such Lender to make, continue, or Convert to, Eurocurrency Rate Advances, Term SOFR Advances, or Adjusted Daily Simple SOFR Advances, as applicable, in the affected currency or currencies, including in connection with such requested Borrowing, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist; and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender;
(vi)
subject to Section 2.6(h), if the Administrative Agent is unable to determine the Eurocurrency Rate, Adjusted Term SOFR, or the Adjusted Daily Simple RFR Rate for Revolving Advances comprising any requested Revolving Borrowing, the right of the Borrower to select Eurocurrency Rate Advances, Term SOFR Advances, or Adjusted Daily Simple RFR Advances, as applicable, in the affected currency or currencies for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and upon receipt by the Borrower of the notice of such suspension, the Borrower may revoke the pending request or, failing that, each Revolving Advance comprising such Borrowing shall be made as an Adjusted Base Rate Advance in the Dollar Amount of the originally requested Advance;
(vii)
subject to Section 2.6(h), if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that (A) the Eurocurrency Rate, Adjusted Term SOFR, or Adjusted Daily Simple RFR, as applicable, for the

Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Advances, or (B) deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Advance, the right of the Borrower to select Eurocurrency Rate Advances, Term SFOR Advances, or Adjusted Daily Simple RFR Advances, as applicable, in the affected currency or currencies for such Borrowing or for any subsequent Revolving Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and upon receipt by the Borrower of the notice of such suspension, the Borrower may revoke the pending request or, failing that, each Advance comprising such Borrowing shall be made as an Adjusted Base Rate Advance in the Dollar Amount of the originally requested Advance;
(viii)
if any Lender shall, at any time prior to the making of any requested Borrowing comprised of Eurocurrency Rate Advances or Adjusted Daily Simple RFR Advances denominated in a Foreign Currency, notify the Administrative Agent that, as a result of internal banking policy limitations on fundings in such Foreign Currency, such Lender cannot fund all or any portion of its Pro Rata Share of such Borrowing, then (A) such portion shall be made as an Adjusted Base Rate Advance of such Lender, and (B) in any event, such Adjusted Base Rate Advance shall be considered part of the same Borrowing and interest on such Adjusted Base Rate Advance shall be due and payable at the same time that interest on the Eurocurrency Rate Advances or Adjusted Daily Simple RFR Advances, as applicable, comprising the remainder of such Borrowing shall be due and payable;
(ix)
if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurocurrency Rate Advance or Term SOFR Advance in accordance with the provisions contained in the definition of “Interest Period” in Section 1.1 and paragraph (a) or (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and (A) if denominated in Dollars, such affected Advances will be made available to the Borrower on the date of such Borrowing as Adjusted Base Rate Advances or, if such affected Advances are existing Advances, will be Converted into Adjusted Base Rate Advances at the end of the Interest Period then in effect, and (B) if denominated in a Foreign Currency, the Borrower shall be deemed to have specified an Interest Period of one month for such affected Advances or, if such affected Advances are existing Advances, such affected Advances will be continued as a Eurocurrency Rate Advance or Term SOFR Advance, as applicable, in the original Designated Currency with an Interest Period of one month;
(x)
if the Borrower shall fail to specify a currency for any Borrowing, then each Advance comprising such Borrowing shall be made in Dollars as Adjusted Base Rate Advances;
(xi)
Revolving Advances may only be Converted or continued as Revolving Advances;
(xii)
Swingline Advances may not be Converted or continued; and
(xiii)
no Revolving Advance may be Converted or continued as a Revolving Advance in a different currency, but instead must be prepaid in the original Designated Currency of such Revolving Advance and reborrowed in such new Designated Currency.
(d)
Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower.

(e)
Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Revolving Borrowing or Mandatory Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate for such day. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.
(f)
Lender Obligations Several. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Advance on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
(g)
Evidence of Obligations.
(i)
The Advances made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and the Lenders shall be conclusive absent manifest error of the amount of the Advances made by such Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) the applicable Note or Notes which shall evidence such Lender’s Advances to the Borrower in addition to such accounts or records. Each Lender may attach schedules to such Notes and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Advances and payments with respect thereto.
(ii)
In addition to the accounts and records referred to in subsection (i) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Advances. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.3 Fees.

(a)
Commitment Fees. Subject to Section 2.20(a)(iii), the Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”) equal to the Applicable Margin for Commitment Fees times the actual daily amount by which such Lender’s Revolving Commitment exceeds the sum of such Lender’s Revolving Advances plus such Lender’s Pro Rata Share of the Letter of Credit Exposure, for the period from the Closing Date until the latest Maturity Date (including at any time during which one or more of the conditions in Article III is not met). The Commitment Fees shall be due and payable quarterly in arrears on the tenth (10th) day after the end of each March, June, September and December, commencing September 30, 2017, and on each Maturity Date. For the avoidance of doubt, Swingline Advances shall not reduce the amount of unused Revolving Commitment solely for purposes of calculating the Commitment Fee under this Section 2.3(a).
(b)
Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the pro rata benefit of the Lenders letter of credit fees in respect of all Letters of Credit outstanding at a rate per annum equal to the Applicable Margin for Eurocurrency Rate Advances calculated on the maximum amount available from time to time to be drawn under such outstanding Letters of Credit. All such letter of credit fees shall be (i) calculated quarterly in arrears for the period ending on the last day of each March, June, September and December, commencing September 30, 2017 and due and payable on the immediately following 10th Business Day, and (ii) calculated in arrears, and due and payable on, each Maturity Date. In addition, the Borrower agrees to pay to each Issuing Lender for its own account fronting fees in respect of all Letters of Credit outstanding and issued by such Issuing Lender equal to the greater of (A) one-eighth percent (1/8%) per annum of the maximum amount available from time to time to be drawn under such outstanding Letters of Credit and (B) $500, payable at issuance and on the earlier of each annual anniversary thereafter and on such Issuing Lender’s Maturity Date. The Borrower shall also pay to each Issuing Lender for its own account such documentary, processing and other charges in connection with the issuance, amendment, transfer, modification of and draws under Letters of Credit assessed or incurred by such Issuing Lender from time to time. For purposes of calculating the letter of credit fees, fronting fees and other fees under this Section 2.3(b), the face amount of each Letter of Credit made in a Foreign Currency shall be at any time the Dollar Amount of such Letter of Credit as determined on the most recent Computation Date with respect to such Letter of Credit.
(c)
Fee Letters. The Borrower agrees to pay when due the fees set forth in the Fee Letters, in each case, pursuant to the terms thereof.

Section 2.4 Reduction of Revolving Commitments. The Borrower shall have the right, upon at least three Business Days’ irrevocable notice to the Administrative Agent and the Lenders, to terminate in whole or reduce ratably in part the unused portion of the Revolving Commitments; provided that, each partial reduction shall be in the aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof. Any reduction or termination of the Revolving Commitments pursuant to this Section 2.4 shall be permanent, with no obligation of the Lenders to reinstate such Revolving Commitments and the Commitment Fees provided for in Section 2.3(a) shall thereafter be computed on the basis of the Revolving Commitments, as so reduced.

Section 2.5 Repayment of Advances.

(a) Revolving Advances. The Borrower shall repay the outstanding principal amount of each Revolving Advance on each Maturity Date and, for each Mandatory Revolving Borrowing made on or after the latest Maturity Date, on demand, and in any event, in the Designated Currency in which each such Advance was funded.

(b) Swingline Advances. The Borrower shall repay the outstanding principal amount of each Swingline Advance on the earlier of (i) the Swingline Due Date immediately following the date such Swingline Advance is made by the applicable Swingline Lender and (ii) the applicable Swingline Lender’s Maturity Date.

Section 2.6 Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a)
Adjusted Base Rate Advances. If such Advance is an Adjusted Base Rate Advance, a rate per annum equal at all times to the lesser of (i) the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Adjusted Base Rate Advances and (ii) the Maximum Rate, payable in arrears on the last Business Day of each calendar quarter, commencing with the calendar quarter ending June 30, 2017, and on the date such Adjusted Base Rate Advance shall be paid in full, provided that if any payment of principal on any Advance is not made when due, such Advances shall bear interest from the date such payment was due until such Advances are paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (A) the rate required to be paid on such Advance immediately prior to the date on which such amount becomes due plus two percent (2%) and (B) the Maximum Rate.
(b)
Eurocurrency Rate Advances. If such Advance is a Eurocurrency Rate Advance, during the Interest Period for such Advance, a rate per annum equal at all times to the lesser of (i) the Eurocurrency Rate for such Agreed Currency and for such Interest Period plus the Applicable Margin for Eurocurrency Rate Advances plus (in the case of a Eurocurrency Rate Advance of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost Rate and (ii) the Maximum Rate, payable in arrears on the last day of such Interest Period (provided that for Eurocurrency Rate Advances with an Interest Period longer than three months, accrued but unpaid interest shall also be due and payable on each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first date of such Interest Period), and on the date such Eurocurrency Rate Advance shall be paid in full; provided that if any payment of principal on any Advance is not made when due, such Advances shall bear interest from the date such payment was due until such Advances are paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (A) the greater of (1) the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Adjusted Base Rate Advances plus two percent (2%) and (2) the rate required to be paid on such Advance immediately prior to the date on which such amount became due (including the Applicable Margin and any Mandatory Cost Rate) plus two percent (2%) and (B) the Maximum Rate.
(c)
Adjusted Daily Simple RFR Advances. If such Advance is an Adjusted Daily Simple RFR Advance, a rate per annum equal at all times to the lesser of (i) the applicable Adjusted Daily Simple RFR in effect from time to time plus the Applicable Margin for Adjusted Daily Simple RFR Advances plus (in the case of an Adjusted Daily Simple RFR Advance of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost Rate and (ii) the Maximum Rate, payable in arrears on the last Business Day of each calendar quarter, and on the date such Adjusted Daily Simple RFR Advance shall be paid in full; provided that if any payment of principal on any Advance is not made when due, such Advances shall bear interest from the date such payment was due until such Advances are paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (A) the greater of (1) the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Adjusted Base Rate Advances plus two percent (2%) and (2) the rate required to be paid on such Advance immediately prior to the date on which such amount became due (including the Applicable Margin and any Mandatory Cost Rate) plus two percent (2%) and (B) the Maximum Rate.
(d)
Term SOFR Advances. If such Advance is a Term SOFR Advance, during the Interest Period for such Advance, a rate per annum equal at all times to the lesser of (i) Adjusted Term SOFR for such Interest Period plus the Applicable Margin for Ter SOFR Advances plus (in the case of a Term SOFR Advance of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost Rate and (ii) the Maximum Rate, payable in arrears on the last day of such Interest Period (provided that for a Term SOFR Advance with an Interest Period longer than three months, accrued but unpaid interest shall also be due and payable on each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first date of such Interest Period), and on the date such Term SOFR Advance shall be paid in full; provided that if any payment of principal on any Advance is not made when due, such Advances shall bear interest from the date such payment was due until such Advances are paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (A) the greater of (1) the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Adjusted Base Rate Advances plus two percent (2%) and (2) the rate required to be paid on such Advance immediately prior to the date on which such amount became due (including the Applicable Margin and any Mandatory Cost Rate) plus two percent (2%) and (B) the Maximum Rate.
(e)
Swingline Advances. If such Advance is a Swingline Advance, a rate per annum equal at all times to the lesser of (i) the Swingline Rate for such Swingline Advance and (ii) the Maximum Rate, payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the calendar quarter ending June 30, 2017, and on such applicable Swingline Lender’s Maturity Date; provided that if any payment of principal on any Advance is not made when due, such Advances shall bear interest from the date such payment was due until such Advances are paid in full, at a rate per annum equal at all times to the lesser of (A) the rate required to be paid on such Advance immediately prior to the date on which such amount becomes due plus two percent (2%) and (B) the Maximum Rate.
(f)
Usury Recapture. As to each Lender, in the event the rate of interest chargeable under this Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of Obligations owing to such Lender shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on such Obligations equals the amount of interest which would have been paid or accrued on such Obligations if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of such Obligations, the total amount of interest paid or accrued under the terms of this Agreement and the Notes as to any Lender is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable Legal Requirements, pay the Administrative Agent for the account of such Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on Obligations owing to such Lender if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on such Obligations if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on such Obligations. In the event any Lender ever receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Obligations owing to it, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.
(g)
Other Amounts Overdue. If any amount payable under this Agreement other than the Advances is not paid when due and payable, including accrued interest and fees, then such overdue amount shall accrue interest hereon due and payable on demand (i) if such amount is in Dollars, at a rate per annum equal to the lesser of (A) Adjusted Base Rate plus the Applicable Margin for Adjusted Base Rate Advances plus two percent (2%) and (B) the Maximum Rate, from the date such amount became due until the date such amount is paid in full, and (ii) if such amount is in a Foreign Currency, the lesser of (A) the greater of (1) the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Adjusted Base Rate Advances plus two percent (2%) and (2) the overnight Eurocurrency Rate plus the Applicable Margin for Eurocurrency Rate Advances and any Mandatory Cost Rate for Eurocurrency Rate Advances plus two percent (2%) and (B) the Maximum Rate.

(h)
Effect of Benchmark Transition Event.
(i)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Houston, Texas time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.6(h)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)
Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time (in consultation with the Borrower) and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.
(iii)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.6(h)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.6(h), including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.6(h).
(iv)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR, or CDOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, Conversion to, or continuation of Term SOFR Advances, Adjusted Daily Simple RFR Advances, or Eurocurrency Rate Advances, in each case, to be made, Converted, or continued during any Benchmark Unavailability Period denominated in the applicable currency and, failing that, (I) in the case of any request for any affected Term SOFR Advances, if applicable, the Borrower will be deemed to have Converted any such request into a request for a borrowing of or Conversion to Adjusted Base Rate Advances in the amount specified therein and (II) in the case of any request for any affected Adjusted Daily Simple RFR Advance or Eurocurrency Rate Advance, in each case, in a Foreign Currency, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Advances, if applicable, will be deemed to have been Converted into Adjusted Base Rate Advances at the end of the applicable Interest Period and (II) any outstanding affected Adjusted Daily Simple RFR Advances or Eurocurrency Rate Advances, in each case, denominated in a Foreign Currency, at the Borrower’s election, shall either (1) be Converted into Adjusted Base Rate Advances denominated in Dollars (in an amount equal to the Dollar Amount for such Advance) immediately or, in the case of Eurocurrency Rate Advances, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Advances, at the end of the applicable Interest Period; provided that, with respect to any Adjusted Daily Simple RFR Advance, if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause (1) above; provided, further that, with respect to any Eurocurrency Rate Advance, if no election is made by the Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Advance, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest (except with respect to any prepayment or Conversion of an Adjusted Daily Simple RFR Advance) on the amount so prepaid or Converted, together with any additional amounts required pursuant to Section 2.8. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Adjusted Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Adjusted Base Rate.
(i)
Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time (in consultation with the Borrower) and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
(j)
Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder, and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

Section 2.7 Prepayments.

(a)
Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.7.
(b)
Optional Prepayments. The Borrower may elect to prepay any of the Advances, after giving notice thereof to the Administrative Agent and the Lenders by 10:00 a.m. (Houston, Texas time) for Adjusted Base Rate Advances, by 12:00 p.m. (Houston, Texas time) for all other Advances denominated in Dollars and by 12:00 p.m. in the Applicable Time for Revolving Advances denominated in Foreign Currencies and Swingline Advances made by Foreign Swingline Lenders (i) on the day of prepayment of any Swingline Advance, (ii) at least three Business Days’ prior to the day of prepayment of any Term SOFR Advances, (iii) at least four Business Days’ prior to the day of prepayment of any Eurocurrency Rate Advances, (iv) at least five Business Days’ prior to the day of prepayment of any Adjusted Daily Simple RFR Advances, and (v) on the day of prepayment of any Adjusted Base Rate Advance. Such notice shall be by telephone or facsimile, and if by telephone, confirmed promptly in writing, and must state the proposed date and aggregate principal amount of such prepayment, whether such prepayment should be applied to reduce outstanding Revolving Advances or Swingline Advances, and if applicable, the relevant currency, interest rate, and Interest Period for the Advances to be prepaid. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, and shall also pay accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date; provided, however, that (i) each partial prepayment of Advances other than Adjusted Base Rate Advances shall be in an aggregate principal amount of not less than $3,000,000 and in integral multiples of $1,000,000 in excess thereof, (ii) each partial prepayment of Adjusted Base Rate Advances shall be in an aggregate principal amount of not less than $500,000 and in integral multiples of $100,000 in excess thereof, (iii) each partial prepayment of Swingline Advances shall be in an aggregate principal amount of not less than $500,000, and (iv) any prepayment of an Advance shall be made in the Designated Currency in which such Advance was funded. Each prepayment pursuant to this Section 2.7(b) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date.
(c)
Ratable Payments. Each payment of any Advance pursuant to this Section 2.7 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.
(d)
Effect of Notice. All notices given pursuant to this Section 2.7 shall be irrevocable and binding upon the Borrower.

Section 2.8 Breakage Costs. If (a) any payment of principal of any Term SOFR Advance or Eurocurrency Rate Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment hereunder or the acceleration of the maturity of the Obligations pursuant to Article VIII or otherwise; (b) the Borrower fails to borrow, Convert, continue, repay or prepay any Term SOFR Advance or Eurocurrency Rate Advance on the date specified in any notice delivered pursuant hereto (other than default by a Lender); or (c) the Borrower fails to make a principal or interest payment with respect to any Term SOFR Advance or Eurocurrency Rate Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Lender to the Borrower (with a copy to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

Section 2.9 Increased Costs.

(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Lender;
(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)
impose on any Lender or any Issuing Lender or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, Converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Lender or other Recipient, the Borrower will pay to such Lender, Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)
Capital Requirements. If any Lender or Issuing Lender determines that anyChange in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Advances made by, or participations in Letters of Credit or Swingline Advances held by, such Lender, or the Letters of Credit issued by any Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.
(c)
Certificates for Reimbursement. A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)
Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.10 Payments and Computations.

(a)
Payment Procedures. Except if otherwise set forth herein, the Borrower shall make each payment under this Agreement not later than 1:00 p.m. (Houston, Texas time) for payments due in Dollars and not later than 1:00 p.m. in the Applicable Time for payments due in Foreign Currencies (and payments due to Foreign Swingline Lenders related to Foreign Swingline Advances), on the day when due in the Designated Currency as to outstanding Advances and Reimbursement Obligations, and in Dollars as to all other amounts, to the Administrative Agent at its Lending Office (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Issuing Lenders, or a specific Lender pursuant to Section 2.1(b), 2.3(b), 2.3(c), 2.6(f), 2.6(g), 2.8, 2.9, 2.11, 2.12, 2.13(d), 9.4 or 9.7 but after taking into account payments effected pursuant to Section 7.6) to the Lenders in accordance with each Lender’s Pro Rata Share for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Lender or any Issuing Lender to such Lender or such Issuing Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement.
(b)
Computations. All computations of interest based on the Prime Rate, interest on Swingline Advances and interest on Eurocurrency Rate Advances denominated in Pounds Sterling shall be made by the Administrative Agent (or with respect to each Swingline Advance, by the applicable Swingline Lender) on the basis of a year of 365 or 366 days, as the case may be. All computations of fees and interest based on Adjusted Term SOFR, the Eurocurrency Rate (other than as set forth in the immediately preceding sentence), Overnight Rate and the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days. In any case, such computations shall be made for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or with respect to each Swingline Advance, by the applicable Swingline Lender) of an interest rate shall be conclusive and binding for all purposes, absent manifest error.
(c)
Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or Term SOFR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(d)
Administrative Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Overnight Rate for such day.
(e)
Application of Payments. Whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable under this Agreement and Notes, such payment shall be distributed and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement or any other Credit Document; second, to the payment of all amounts due and payable under Section 2.11(c), ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; third, to the payment of fees due and payable pursuant to Section 2.3(b), ratably among the Issuing Lenders in accordance with the aggregate amount of such payments owed to each such Issuing Lender; fourth, to the payment of all other fees due and payable under Section 2.3 ratably among the Lenders in accordance with their applicable Revolving Commitments; and fifth, to the payment of the interest accrued on and the principal amount of all of the Advances, and the interest accrued on and the principal amount of all Reimbursement Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Lender.

Section 2.11 Taxes.

(a)
Defined Terms. For purposes of this Section 2.11, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.
(b)
Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental

Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)
Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)
Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)
Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.11, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)
Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)
any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable;
(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
executed copies of IRS Form W-8ECI;
(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable; or
(4)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)
Survival. Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(j) For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 2.12 Illegality. If any Lender shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Lending Office to perform its obligations under this Agreement to maintain any Eurocurrency Rate Advances, Term SOFR Advances, or Adjusted Daily Simple RFR Advances of such Lender then outstanding hereunder or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or take deposits of, Dollars or any Foreign Currency in the applicable interbank market, then, notwithstanding anything herein to the contrary, the Borrower shall, if demanded by such Lender in its notice, no later than 12:00 p.m. (Houston, Texas time), (a) if not prohibited by any Legal Requirement to maintain such Eurocurrency Rate Advances, Term SOFR Advances, or Adjusted Daily Simple RFR Advances, as applicable, for the duration of any applicable Interest Period or calendar quarter, on the last day of the applicable Interest Period for each outstanding Eurocurrency Rate Advance and Term SOFR Advance and on the last Business Day of the applicable calendar quarter for each outstanding Adjusted Daily Simple RFR Advance of such Lender or (b) if prohibited by any Legal Requirement to maintain such Eurocurrency Rate Advances or Term SOFR Advances for the duration of the Interest Period or such Adjusted Daily Simple RFR Advances for the duration of the applicable calendar quarter, on the second Business Day following its receipt of such notice from such Lender, then (i) with respect to Revolving Advances denominated in a Foreign Currency, prepay such Advances of such Lender then outstanding and which are denominated in such affected currency or currencies together with all accrued interest on the amount so prepaid, and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date, and (ii) with respect to Revolving Advances denominated in Dollars, Convert all such Advances of such Lender then outstanding to Adjusted Base Rate Advances and pay accrued interest on the principal amount Converted to the date of such Conversion and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such Conversion being made on such date. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.13 Letters of Credit.

(a)
Issuance of Letters of Credit. Each Issuing Lender, the Lenders and the Borrower agree that effective as of the Closing Date, any Existing Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement as Letters of Credit. From time to time from the date of this Agreement until ten days before such applicable Issuing Lender’s Maturity Date, at the written request of the Borrower given to the applicable Issuing Lender and to the Administrative Agent not later than (i) 12:00 p.m. (Houston, Texas time) on the third Business Day before the date of the proposed issuance, amendment, or extension of a Letter of Credit denominated in a Foreign Currency and (ii) 12:00 p.m. (Houston, Texas time) on the second Business Day (or such later time and date as may be agreed to among the Borrower, the applicable Issuing Lender and the Administrative Agent) before the date of the proposed issuance, amendment, or extension of a Letter of Credit denominated in Dollars, the requested Issuing Lender shall, on any Business Day and on the terms and conditions hereinafter set forth (and, if applicable, subject to the terms of the applicable Letter of Credit), issue, increase, decrease, amend, or extend the expiration date of, Letters of Credit for the account of the Borrower (for its own benefit or for the benefit of any of its Subsidiaries); provided that Barclays Bank PLC shall only be obligated to issue standby Letters of Credit. Promptly after receipt by the applicable Issuing Lender of such request, the applicable Issuing Lender will confirm with the Administrative Agent that the

Administrative Agent has also received such request and, if not, the applicable Issuing Lender will notify the Administrative Agent of the contents thereof. With respect to any issuance of or increase to a Letter of Credit, unless the applicable Issuing Lender has received notice in writing from the Administrative Agent (including at the request of any Lender) at least one Business Day prior to the requested date of the proposed issuance or increase, directing the applicable Issuing Lender not to issue or increase such Letter of Credit as a result of the limitations set forth clause 2.13(b)(i) below then, subject to the terms and conditions hereof, the applicable Issuing Lender will issue or increase such Letter of Credit as requested by the Borrower. Letters of Credit shall be denominated in any Agreed Currency.
(b)
Limitations. No Letter of Credit will be issued (or deemed issued as to any Existing Letters of Credit), increased, or extended (i) if such issuance, increase, or extension would cause the sum of the Letter of Credit Exposure plus the aggregate Dollar Amount of all outstanding Revolving Advances and Swingline Advances at such time to exceed the Letter of Credit Maximum Amount; (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) sixty months after the date of issuance thereof and (B) twenty-four months after such applicable Issuing Lender’s Maturity Date; (iii) unless such Letter of Credit (or, if applicable, the amendment to a Letter of Credit) is in form and substance reasonably acceptable to the applicable Issuing Lender in its sole discretion; (iv) unless the Borrower has delivered to the applicable Issuing Lender a completed and executed letter of credit application on such Issuing Lender’s standard form, which shall contain terms no more restrictive than the terms of this Agreement; (v) unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (“UCP”), the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590 (“ISP”) or any successor to the UCP or ISP and, to the extent not inconsistent therewith, the New York Uniform Commercial Code, or such other state’s Uniform Commercial Code acceptable to the Administrative Agent, the applicable Issuing Lender and the Borrower, in each case as in effect from time to time; (vi) if such issuance, increase, or extension would violate one or more policies of such applicable Issuing Lender that are applicable to letters of credit generally or (vii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain an Issuing Lender from issuing or providing such Letter of Credit, or any Legal Requirements applicable to such Issuing Lender shall prohibit the issuance or provision of such type of Letter of Credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the date hereof or shall impose upon such Issuing Lender any unreimbursable loss, cost or expense which was not applicable on the date hereof and which such Issuing Lender in good faith deems material. If the terms of any letter of credit application referred to in the foregoing clause (iv) conflicts with the terms of this Agreement, the terms of this Agreement shall control.
(c)
Participations. With respect to each Letter of Credit described on Schedule 1.1(c) which is outstanding on the Closing Date, each Lender is deemed to have purchased a participation in the related Letter of Credit Exposure equal to such Lender’s Pro Rata Share of such Letter of Credit Exposure on the Closing Date. On the date of the issuance or increase of any Letter of Credit on or after the Closing Date, each Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from such Issuing Lender a participation in the Letter of Credit Exposure related to the Letters of Credit issued by such Issuing Lender equal to such Lender’s Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Each Issuing Lender shall promptly deliver to the Administrative Agent by telex, telephone, or facsimile (or by e-mail with a return receipt requested) which the Administrative Agent will promptly deliver to each such participant Lender, a notice of each Letter of Credit of such Issuing Lender issued, increased or decreased, and the Administrative Agent shall also notify each Lender of the actual amount of such Lender’s participation in such Letter of Credit. Each Lender’s obligation to purchase participating interests pursuant to this Section, to make a Mandatory Revolving Borrowing as set forth in clause (d) below, to reimburse such Issuing Lender for such Lender’s Pro Rata Share of any payment under a Letter of Credit by such Issuing Lender not reimbursed in full by the Borrower, and to fund its participation interests in Letters of Credit as set forth below, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any of the circumstances described in paragraph (f) or (e) below, (ii) the occurrence and continuance of a Default, (iii) an adverse change in the financial condition of the Borrower, (iv) any deposit of cash or other securities as collateral or the provision of any other support for the Borrower’s reimbursement obligations related thereto, (v) any termination of this Agreement other than a termination in writing agreed to by each Issuing Lender which expressly provides for a termination of the Lenders’ reimbursement obligations owing to the Issuing Lenders hereunder, and (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that, a Lender may have a claim against an Issuing Lender for any such circumstance, happening or event constituting or arising from gross negligence or willful misconduct on the part of the such Issuing Lender.
(d)
Reimbursement. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Lender shall, within the period, if any, stipulated by the terms and conditions of such Letter of Credit, examine such notice of drawing. After such examination, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent thereof (which notification the Administrative Agent will promptly forward to the Lenders). No later than 11:00 a.m. on the date of any payment to be made by such Issuing Lender under a Letter of Credit, the Borrower agrees to pay to such Issuing Lender an amount equal to any amount paid or to be paid by such Issuing Lender on such date under or in respect of such Letter of Credit and in the currency paid or to be paid by such Issuing Lender. Notwithstanding the foregoing, if, after the issuance of any Letter of Credit denominated in a Foreign Currency, such currency ceases to be an Agreed Currency as provided in the definition of Agreed Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due (either directly by the Borrower or through a deemed borrowing under clause (i) below) in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations. In the event an Issuing Lender makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower as required herein, such Issuing Lender shall give notice of such payment to the Administrative Agent (which the Administrative Agent will promptly forward to the Lenders). In such event, the Borrower shall be deemed to have requested a Mandatory Revolving Borrowing consisting of (i) for unreimbursed drawings under Letters of Credit denominated in Dollars or in a Foreign Currency which ceased to be an Agreed Currency, Adjusted Base Rate Advances, (ii) for unreimbursed drawings under Letters of Credit denominated in Foreign Currencies (other than Pounds Sterling), Eurocurrency Rate Advances in such Agreed Currency and in the amount of such unreimbursed amount with an Interest Period of one month; provided that, if the Revolving Commitments have terminated or otherwise expired, such Eurocurrency Rate Advances shall bear interest at the overnight Eurocurrency Rate, and (iii) for unreimbursed drawings under Letters of Credit denominated in Pounds Sterling, Adjusted Daily Simple RFR Advances in such Agreed Currency and in the amount of such unreimbursed amount. The applicable Issuing Lender shall give the Administrative Agent notice of such deemed Borrowing (A) by 12:00 p.m. (Houston, Texas time) on the date before the proposed Borrowing is to be made in the case of an Adjusted Base Rate Advance or Eurocurrency Rate Advances bearing interest at the overnight Eurocurrency Rate and (B) by 12:00 p.m. (Houston, Texas time) on the fourth Business Day before the date of such proposed Borrowing in the case of a Eurocurrency Rate Advance denominated in a Foreign Currency with an Interest Period of one month (which notice the Administrative Agent shall promptly give to each Lender). Each Lender shall, no later than 1:00 p.m. on the Business Day specified in such notice, promptly make such funds available to the applicable Issuing Lender, in the applicable currency and in an amount equal to such Lender’s Pro Rata Share of the unreimbursed amount. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Lenders to record and otherwise treat each payment under a Letter of Credit not immediately reimbursed by the Borrower as a Borrowing comprised of Adjusted Base Rate Advances or Eurocurrency Rate Advances, as applicable, to the Borrower. If for any reason such Mandatory Revolving Borrowing cannot be made by any Lender, the request for such Mandatory Revolving Borrowing submitted by the applicable Issuing Lender as set forth herein shall be deemed to be a request by such Issuing Lender that each of the Lenders fund its risk participation in the relevant Letter of Credit and each Lender’s payment to the Administrative Agent for the account of the applicable Issuing Lender pursuant to this clause (d) shall be deemed payment in respect of such participation. If the funds are not made available by a Lender to the applicable Issuing Lender on the required date (either as the making of a Revolving Advance or the funding of its participation interest in such Letters of Credit), such Lender shall pay interest thereon to the applicable Issuing Lender at a rate per annum equal to the applicable Overnight Rate. At any time after any Lender has funded its participation in a Letter of Credit, if the applicable Issuing Lender receives any payment on the applicable Reimbursement Obligation from the Borrower, such Issuing Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participation was funded) in the same funds as those received by such Issuing Lender. All overdue Reimbursement Obligations of the Borrower shall bear interest as set forth in Section 2.6(g).
(e)
Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:
(i)
any lack of validity or enforceability of any Letter of Credit Documents;
(ii)
any amendment or waiver of or any consent to departure from any Letter of Credit Documents;
(iii)
the existence of any claim, set-off, defense or other right which the Borrower or any Lender or any other Person may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Lender or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;
(iv)
any statement, draft or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent an Issuing Lender would not be liable therefor pursuant to the following paragraph (f);
(v)
payment by an Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or
(vi)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

(f)
Liability of Issuing Lenders. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Lender nor any of its officers or directors shall be liable or responsible for, and the Borrower’s obligations hereunder shall not be affected by:
(i)
the use which may be made of any Letter of Credit, any transfer of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii)
the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii)
payment by any Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit;
(iv)
any adverse change in the relevant exchange rates or in the availability of the relevant Agreed Currency to the Borrower or in the relevant currency markets generally; or
(v)
any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING ANY ISSUING LENDER’S OWN NEGLIGENCE),

except that the Borrower shall have a claim against such Issuing Lender, and such Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Lender’s willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing clause (f), the Issuing Lenders may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and may refuse to accept documents that are not in strict conformity with the terms of the Letter of Credit, and any such acceptance or refusal shall not be deemed to constitute gross negligence or willful misconduct.

(g)
Cash Collateral Account. The Borrower shall, (i) within 10 days prior to the latest Maturity Date and (ii) at any time, if an Event of Default has occurred and is continuing, on the Business Day the Borrower receives written notice from an Issuing Lender or the Administrative Agent that collateralization is being required pursuant to Section 7.2(b) or Section 7.3(b), either (A) provide Cash Collateral in an amount equal to the Letter of Credit Exposure as of such date or (B) cause to be issued an irrevocable standby letter of credit in favor of the applicable Issuing Lender and issued by a bank or other financial institution acceptable to such Issuing Lender and the Administrative Agent to support the full amount of the Letter of Credit Exposure as of such date. With respect to Letters of Credit issued in Foreign Currencies, if the Borrower elects to provide Cash Collateral pursuant to clause (A) above, then at the election of the Administrative Agent, the Borrower shall be required to either (1) deposit cash with the Administrative Agent in the Designated Currencies for the Letters of Credit or (2) deposit cash with the Administrative Agent in Dollars equal to the Dollar Amount of the Letter of Credit Exposure and, thereafter, deposit additional cash in Dollars at any time and from time to time as may be reasonably requested by the Administrative Agent in order to protect against the results of exchange rate fluctuations.
(h)
Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(i)
Information to Administrative Agent from Issuing Lenders. For purposes of calculating outstandings and Letters of Credit issued under this Agreement (i) on each March 31, June 30, September 30 and December 31, commencing June 30, 2017, and (ii) from time to time as the Administrative Agent may request, each Issuing Lender shall provide the Administrative Agent with a daily log, in form and detail reasonably acceptable to the Administrative Agent, setting forth the Dollar Amount of all outstanding Letters of Credit issued by such Issuing Lender using the Exchange Rate as most recently determined by the Administrative Agent.

Section 2.14 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of its Advances or its share of Letter of Credit Obligations in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Lenders, then such Lender shall notify the Administrative Agent and the other Lenders and forthwith purchase from the other Lenders, such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (a) the amount of the participation sold by such Lender to the purchasing Lender as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to the purchasing Lender to (ii) the total amount of all such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered; provided further that, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral to address the fronting exposure of Defaulting Lenders as provided in Section 2.16, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in Swingline Advances and Letters of Credit to any assignee or participant, other than to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.15 Increase of Revolving Commitment.

(a) At any time prior to the latest Maturity Date, the Borrower may effectuate no more than two increases in the aggregate Revolving Commitments by an aggregate amount not greater than $1,000,000,000 (any such increase, a “Commitment Increase”), by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether to participate in such Commitment Increase and the amount by which it is willing to increase its Revolving Commitment) or one or more other banks or other financial institutions (reasonably acceptable to the Administrative Agent, the Issuing Lenders and the Swingline Lenders) that at the time agree, in the case of any such bank or financial institution that is an existing Lender to increase its Revolving Commitment as such Lender shall so select (an “Increasing Lender”) and, in the case of any other such bank or financial institution (an “Additional Lender”), to become a party to this Agreement; provided, however, that (i) the aggregate Revolving Commitments shall not at any time exceed $3,000,000,000 and (ii) the minimum amount of each such Commitment Increase shall not be less than $100,000,000. The sum of the increases in the Revolving Commitments of the Increasing Lenders plus the Revolving Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase. The Borrower shall provide prompt notice of any proposed Commitment Increase pursuant to this Section 2.15 to the Administrative Agent and the Lenders.

(b)
Any Commitment Increase shall become effective upon (i) the receipt by the Administrative Agent of (A) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrower, each Increasing Lender and each Additional Lender, setting forth the new Revolving Commitment of each such Lender and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, and (B) such evidence of appropriate authorization on the part of the Borrower with respect to the Commitment Increase and such opinions of counsel for the Borrower with respect to the Commitment Increase, if any, as the Administrative Agent may reasonably request, and (ii) receipt by the Administrative Agent of a certificate (the statements contained in which shall be true) of a Responsible Officer of the Borrower stating that both before and after giving effect to such Commitment Increase (A) no Event of Default has occurred and is continuing, and (B) all representations and warranties made by the Borrower in this Agreement are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in the text thereof, in which case, such representations and warranties are true and correct in all respects), unless such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in the text thereof, in which case, such representations and warranties are true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in Section 4.6 shall be deemed to refer to the most recent statements furnished pursuant to subsection (b) of Section 5.6.
(c)
The Borrower shall prepay any Advances outstanding on the effective date of such Commitment Increase to the extent necessary to keep the outstanding Revolving Advances ratable with any revised Pro Rata Share arising from any non-ratable increases in the Revolving Commitments under this Section 2.15; provided that such prepayment may be made with the proceeds of additional Revolving Advances made hereunder (reflecting such increase in Revolving Commitments). The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(d)
Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase, all calculations and payments of interest on the Advances shall take into account the actual Revolving Commitment of each Lender and the principal amount outstanding of each Advance made by such Lender during the relevant period of time.
(e)
Effective with any Commitment Increase, each Lender’s share of the Letter of Credit Exposure and participations in respect of Swingline Advances on such date shall automatically be deemed to equal such Lender’s Pro Rata Share of such Letter of Credit Obligations and participations in respect of Swingline Advances (such Pro Rata Share for such Lender to be determined as of the effective date of such Commitment Increase in accordance with its Revolving Commitment on such date as a percentage of the aggregate Revolving Commitments on such date) without further action by any party.

Section 2.16 Mitigation Obligations; Lender Replacement; Termination of Defaulting Lender.

(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 2.9, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.9 or 2.11, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
Right to Replace. The Borrower shall have the right to replace each Lender affected by a condition under Sections 2.2(c)(v), 2.2(c)(viii), 2.9, 2.11 or 2.12, each Lender that is a Defaulting Lender, a Non-Approving Lender or a Non-Consenting Lender and each Lender that is due interest based on the Mandatory Cost Rate (each such Lender, an “Affected Lender”) in accordance with the procedures in this Section 2.16 and provided that (i) no reduction of the total Revolving Commitments occurs as a result thereof, (ii) such Affected Lender has declined or is unable to designate a different lending office in accordance with Section 2.16(a) to remedy any such condition, (iii) the condition entitling the Borrower to require such replacement has not ceased to apply and (iv) such assignment does not conflict with applicable law.
(c)
Procedure. Any assumptions of Revolving Commitments pursuant to this Section 2.16 shall be made by the purchasing Lender or Eligible Assignee and the selling Lender by entering into an Assignment and Acceptance and by following the procedures in Section 9.6 for adding a Lender; provided that the Borrower or the assignee (if such assignee is not the Administrative Agent or its Affiliate) shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.6(a), which may be waived by the Administrative Agent in its sole discretion. In connection with the increase of the Revolving Commitments of any Lender or the introduction of any Eligible Assignee pursuant to the foregoing paragraph (b), each Lender with an increased Revolving Commitment and each new Eligible Assignee shall purchase from the Affected Lenders at par such Lender’s or such new Lender’s ratable share of the outstanding Advances, funded participations, accrued interest thereon and accrued fees of the Affected Lenders (and provided that the Borrower shall be obligated to pay any other amounts payable to any such Affected Lender under the Credit Documents, including pursuant to Section 2.8 hereof) and shall be automatically deemed to have assumed such Lender’s or such new Lender’s ratable share of the Affected Lenders’ participations in Letter of Credit Exposure.
(d)
Termination of Defaulting Lender.
(i)
Entire Revolving Commitment. At any time when a Lender is then a Defaulting Lender, the Borrower, at the Borrower’s election, may elect to terminate such Defaulting Lender’s Revolving Commitment hereunder; provided that (A) the Borrower must elect to terminate such Defaulting Lender’s entire Revolving Commitment, (B) the Borrower shall pay to the Administrative Agent all amounts owed by the Borrower to such Defaulting Lender in its capacity as a Lender under this Agreement and under the other Credit Documents (excluding any amounts owing under Section 2.8 as result of such payment) and shall, to the extent such Defaulting Lender’s ratable share of the Letter of Credit Exposure has not been, or has only partially been, reallocated pursuant to Section 2.20(a)(iv), deposit with the Administrative Agent into the Cash Collateral Account cash collateral in the amount equal to such Defaulting Lender’s Fronting Exposure (after giving effect to any partial reallocation pursuant to Section 2.20(a)(iv)), (C) a Defaulting Lender’s Revolving Commitment may be terminated by the Borrower under this Section 2.16(d) only if at such time, the Borrower has elected, or is then electing, to terminate the Revolving Commitments of all then existing Defaulting Lenders and (D) such termination shall not be permitted if a Default has occurred and is continuing. Upon written notice to the Defaulting Lender and the Administrative Agent of the Borrower’s election to terminate such Defaulting Lender’s Revolving Commitment pursuant to this clause (i) and the payment and deposit of amounts required to be made by the Borrower under clause (B) above, (1) such Defaulting Lender shall cease to be a “Lender” hereunder for all purposes except that such Lender’s rights and obligations as a Lender under Sections 2.9, 2.11, 8.5 and 9.7 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Lender” hereunder, (2) such Defaulting Lender’s Revolving Commitment shall be deemed terminated in whole and (3) such Defaulting Lender shall be relieved of its obligations hereunder as a “Lender” except as to its obligations under Section 8.5 with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Lender” hereunder, provided that any such termination will not be deemed to be a waiver or release of any claim by the Borrower, the Administrative Agent, any Swingline Lender, any Issuing Lender or any Lender against such Defaulting Lender.

(ii)
Unused Commitment Termination. The Borrower may terminate the unused amount of the Revolving Commitment of any Lender that is a Defaulting Lender upon not less than 30 Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.20(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender may have against such Defaulting Lender, and (iii) to the extent such Defaulting Lender’s ratable share of the Letter of Credit Exposure has not been, or has only partially been, reallocated pursuant to Section 2.20(a)(iv), the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account cash collateral in the amount equal to such Defaulting Lender’s Fronting Exposure (after giving effect to any partial reallocation pursuant to Section 2.20(a)(iv)).

Section 2.17 Currency Fluctuations, Mandatory Prepayments and Deposits in the Cash Collateral Accounts.

(a)
Not later than 1:00 p.m., Houston, Texas time, on each Computation Date, the Administrative Agent shall determine the Exchange Rate as of such Computation Date and give notice thereof to the Borrower, each Lender, Swingline Lender and Issuing Lender. The Exchange Rate so determined shall become effective on the first Business Day after such Computation Date and shall remain effective through the next succeeding Computation Date.
(b)
If, on any Computation Date, the Dollar Amount of the sum of the outstanding principal amount of Revolving Advances plus the outstanding principal amount of Swingline Advances plus the Letter of Credit Exposure exceeds an amount equal to 102% of the aggregate Revolving Commitments then in effect, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders, and the Borrower shall within five (5) Business Days thereafter prepay Advances, or if the Advances have been repaid or prepaid in full, make deposits into the Cash Collateral Account, such that after giving effect to such prepayment of Advances or deposits into the Cash Collateral Account, the Dollar Amount of the sum of the outstanding principal amount of Revolving Advances plus the outstanding principal amount of Swingline Advances plus the Letter of Credit Exposure does not exceed the aggregate Revolving Commitments then in effect.
(c)
If any currency shall cease to be an Agreed Currency as provided in the last sentence of the definition of “Agreed Currency”, then promptly, but in any event within five (5) Business Days of receipt of the notice from the Administrative Agent provided for in such sentence, the Borrower shall repay all Advances funded and denominated in such affected currency or Convert such Advances into Advances in Dollars or another Agreed Currency, subject to the other terms set forth in Article II.
(d)
Each prepayment pursuant to this Section 2.17 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date.
(e)
Each payment of any Advance pursuant to this Section 2.17 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part and each payment of an Advance shall be made in the Designated Currency in which such Advance was funded.

Section 2.18 Market Disruption. Notwithstanding the satisfaction of all conditions referred to herein with respect to any proposed Borrowing consisting of Eurocurrency Rate Advances or Adjusted

Daily Simple RFR Advances denominated in any Foreign Currencies, if there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Majority Lenders, make it impracticable for such Borrowing to be denominated in the Agreed Currency designated by the Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Advances shall not thereafter be denominated and funded in such Agreed Currency but shall, except as otherwise set forth in Article II, be made on such date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing, as the case may be, as Adjusted Base Rate Advances to the Borrower, unless the Borrower notifies the Administrative Agent at least one Business Day before such date that it elects not to borrow on such date.

Section 2.19 Extension of Maturity Date.

(a)
Not later than 30 days prior to each anniversary of the Amendment No. 1 Effective Date, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request that each Lender extend such Lender’s then existing Maturity Date (i) for an additional one year from such Lender’s Maturity Date then in effect, (ii) for such additional number of days which would cause its Maturity Date to be the latest Maturity Date then in effect, or (iii) for such additional number of days which would cause its Maturity Date to be one year after the latest Maturity Date then in effect (each Lender’s then existing Maturity Date being referred to herein as its “Present Maturity Date” and such Lender’s proposed extended Maturity Date being referred to herein as its “Extended Maturity Date”). This option may only be exercised (x) after the first anniversary of the Amendment No. 1 Effective Date, (y) once during any twelve (12) month period, and (z) twice during the term of this Agreement. Within 20 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses. Notwithstanding anything herein to the contrary, no Extended Maturity Date shall be a date later than five years from the applicable Extension Closing Date.
(b)
Subject to the satisfaction of the condition precedent set forth below, the

Maturity Date of each extending Lender shall be extended only if the consenting Lenders (the “Consenting Lenders”) constitute Majority Lenders. If so extended, the Present Maturity Date, as to the Consenting Lenders, shall be extended to the applicable Extended Maturity Date effective as of the first date on which such necessary consent required pursuant to this clause (b) is obtained and the condition precedent specified below in this clause (b) is satisfied with respect to the applicable extension (such date, the “Extension Closing Date”). All non-consenting Lenders (“Non-Consenting Lenders”) shall continue to be subject to such Lender’s Present Maturity Date. The Borrower shall pay or prepay all Advances, interest thereon and all other amounts due each Non-Consenting Lender on or before the Present Maturity Date, and, if after giving effect thereto, the Outstandings exceed the Revolving Commitments of the Consenting Lenders the Borrower shall prepay the Advances (or if no Advances are then outstanding, Cash Collateralize the Letter of Credit Exposure) in the amount of such excess, together with all accrued and unpaid interest thereon. The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension and each Consenting Lender’s Extended Maturity Date. As a condition precedent to any such extension the Borrower shall deliver to the Administrative Agent a certificate of the Borrower (in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (i) certifying that attached thereto is evidence that such extension is within the Borrower’s corporate authority and has been duly authorized by appropriate governing action and proceedings and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article IV and the other Credit Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in the text thereof, in which case, such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case they shall have been true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in the text thereof, in which case, such representations and warranties are true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.19, the representations and warranties contained in Section 4.6 shall be deemed to refer to the most recent statements furnished pursuant to subsection (b) of Section 5.6, and (B) no Default has occurred and is continuing. If the Maturity Date has been extended, then on such applicable Present Maturity Date, each Consenting Lender shall automatically be deemed to have purchased participations in each Letter of Credit, the related Letter of Credit Exposure, and each Swingline Advance equal to such Consenting Lender’s Pro Rata Share thereof after giving effect to the departure of the Non-Consenting Lenders and the elimination of their Revolving Commitments, but only to the extent that such reallocation does not cause the Aggregate Exposure of any Lender whose Revolving Commitment does not terminate on such Maturity Date to exceed such Lender’s Revolving Commitment. If the reallocation described in this Section 2.19(b) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to the Administrative Agent, the Lenders, or any Issuing Lender hereunder or under applicable Legal Requirement, (I) first, prepay Swingline Advances in an amount equal to the portion of each Swingline Lender’s Fronting Exposure that was attributable to each Lender whose Commitment terminates on such Maturity Date but was not so reallocated and (II) second, Cash Collateralize each Issuing Lender’s Fronting Exposure in an amount equal to the portion of such Issuing Lender’s Fronting Exposure (plus all related fees and expenses with respect to such Letters of Credit then outstanding over their remaining terms) that was attributable to each Lender whose Commitment terminates on such Maturity Date but was not so reallocated.

(c)
If any Lender’s Maturity Date is extended in accordance with this Section 2.19, immediately upon the effectiveness of each such extension, Schedule 1.1(a) hereof shall be amended and restated to set forth all Lenders and their respective Revolving Commitments and Maturity Dates after giving effect to such extension.
(d)
This Section shall supersede any provisions in Section 2.14 or Section 9.1 to the contrary.
(e)
The Borrower shall prepay any Advances outstanding on the Present Maturity Date (and pay any additional amounts required pursuant to Section 2.8) or borrow additional amounts to the extent necessary to keep outstanding Revolving Advances ratable with any revised and new Revolving Commitment of all Consenting Lenders effective as of the Present Maturity Date.

Section 2.20 Defaulting Lender.

(a)
Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders.
(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.6 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to Cash Collateralize, on a pro rata basis, the Issuing Lenders’ and the Swingline Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.20(b); fourth, as the Borrower may request (so long as no Default has occurred and is continuing), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement and (y) Cash Collateralize the Issuing Lenders’ and the Swingline Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement and Swingline Advances made under this Agreement, in accordance with Section 2.20(b); sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Sections 3.2 and 3.3 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in Letters of Credit and Swingline Advances are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to Section 2.20(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)
Certain Fees.
(A)
No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)
Each Defaulting Lender shall be entitled to receive fees set forth in Section 2.3(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20(b).
(C)
With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)
Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Advances shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the aggregate amount of the Revolving Commitment (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Sections 3.2 and 3.3 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause any Non-Defaulting Lender’s Pro Rata Share of the Aggregate Exposure to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 9.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b) Cash Collateral; Prepayment of Swingline. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Lenders’ Fronting Exposure, as requested, with respect to such Defaulting Lender (determined after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the applicable Minimum Collateral Amount. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Swingline Lender (with a copy to the Administrative Agent), the Borrower shall either (i) Cash Collateralize the Swingline Lenders’ Fronting Exposure, as requested, with respect to such Defaulting Lender (determined after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the applicable Minimum Collateral Amount or (ii) prepay Swingline Advances in an amount equal to the Swingline Lenders’ Fronting Exposure as to Swingline Advances.

(i)
Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender to the extent not prohibited under applicable law, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders and the Swingline Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations and Swingline Advances, to be applied pursuant to clause (ii) below and the introductory paragraph of this Section 2.20(b). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Lenders, and the Swingline Lenders, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(ii)
Application. Notwithstanding anything to the contrary contained in this Agreement but subject to the introductory paragraph of this Section 2.20(b), (A) Cash Collateral provided under this Section 2.20(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of

Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein and (B) Cash Collateral provided under this Section 2.20(b) in respect of Swingline Advances shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Swingline Advances (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iii)
Cash Collateral, Repayment of Swingline Advances. If the reallocation described in Section 2.20(a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first prepay or Cash Collateralize the Swingline Advances as set forth above in this Section 2.20(b), and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure as set forth above in this Section 2.20(b).
(iv)
Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s or any Swingline Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20(b) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) with respect to Letters of Credit and Swingline Advances, or (ii) the determination by the Administrative Agent, each Swingline Lender and each Issuing Lender that there exists excess Cash Collateral; provided that, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lenders may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
(c)
Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Swingline Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit and Swingline Advances to be held pro rata by the Lenders in accordance with the Revolving Commitments (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(d)
New Swingline Advances/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) no Swingline Lender shall be required to fund any Swingline Advances unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Advance and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III

CONDITIONS OF LENDING

Section 3.1 Conditions Precedent to Initial Borrowings and the Initial Letter of Credit. The obligations of each Lender to make the initial Advance and of any Issuing Lender to issue an initial Letter of Credit, including the deemed issuance of any Existing Letters of Credit, shall be subject to the conditions precedent that:

(a) Documentation. The Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent:

(i)
this Agreement;
(ii)
the Notes (to the extent requested by any Lender under Section 2.2(g));
(iii)
a certificate from a Responsible Officer of the Borrower dated as of the Closing Date stating that as of the Closing Date (A) all representations and warranties of the Borrower set forth in this Agreement and the Credit Documents to which it is a party are true and correct in all material respects; (B) no Default or Event of Default has occurred and is continuing; (C) no Material Adverse Effect has occurred since December 31, 2016 and (D) the conditions in this Section 3.1 have been met;
(iv)
a certificate of the Secretary or an Assistant Secretary of the Borrower dated as of the date of this Agreement certifying as of the date of this Agreement (A) copies of the articles or certificate of incorporation and bylaws or other organizational documents of the Borrower, together with all amendments thereto, (B) resolutions of the Board of Directors of such Person with respect to the transactions herein contemplated, and (C) the names and true signatures of officers of the Borrower authorized to sign the Credit Documents to which the Borrower is a party (including Notices of Borrowing and requests for Letters of Credit);
(v)
certificate of good standing and existence for the Borrower certified by the appropriate governmental officer in its jurisdiction of formation;
(vi)
a favorable opinion of each of (A) Locke Lord LLP, counsel to the Borrower, and (B) Craig Weinstock, general counsel of the Borrower, each dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent; and
(vii)
such other documents, governmental certificates, and agreements as the Administrative Agent may reasonably request.
(b)
Representations and Warranties. The representations and warranties contained in this Agreement and each other Credit Document shall be true and correct in all material respects.

(c)
Fees. (i) All fees, costs, and expenses of Wells Fargo and its affiliates for which invoices have been presented (including legal fees and expenses of counsel to the Administrative Agent) to be paid on the Closing Date shall have been paid, and (ii) the Borrower shall have paid the fees agreed to pursuant to the terms of the Fee Letters.
(d)
Termination of Existing Credit Agreement. The Administrative Agent shall have received sufficient evidence indicating that contemporaneously with the execution and closing of this Agreement all obligations of the Borrower to the lenders and agents under the Existing Credit Agreement shall have been paid in full (other than with respect to the letters of credit issued thereunder which, on the Closing Date, will constitute Letters of Credit issued hereunder) and the Existing Credit Agreement shall be terminated (excluding any obligations which expressly survive the repayment of the amounts owing under the Existing Credit Agreement).
(e)
KYC Requirements. The Administrative Agent and each Lender shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, that has been requested not less than five (5) Business Days prior to the Closing Date.

Section 3.2 Conditions Precedent for each Borrowing or Letter of Credit. The obligation of each Lender to fund an Advance on the occasion of each Borrowing (other than the Conversion or continuation of any existing Borrowing and other than a Mandatory Revolving Borrowing) and of each Issuing Lender to issue or increase or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance or increase or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit such statements are true):

(a) the representations and warranties contained in this Agreement and each of the other Credit Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in the text thereof, in which case, such representations and warranties are true and correct in all respects) on and as of the date of such Borrowing or the issuance or increase or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance or increase or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in the text thereof, in which case, such representations and warranties are true and correct in all respects) as of such earlier date, and except that the representations and warranties contained in Section 4.6 shall be deemed to refer to the most recent statements furnished pursuant to subsection (b) of Section 5.6; and

(b) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom.

Section 3.3 Additional Condition Precedent for Initial Borrowing through Authorized Agents. The obligation of the Lenders (or the Issuing Lenders, as the case may be) to provide the first Borrowing, Conversion or continuation of an existing Borrowing, or issuance, increase or extension of a Letter of Credit that is requested by the Borrower through an Authorized Agent (“First Authorized Agent Request”), shall be subject to the further condition precedent that on or prior to the date of the First Authorized Agent Request, the Administrative Agent shall have received from the Borrower (and the applicable Issuing Lender and applicable Swingline Lender shall have received from the Administrative Agent) a secretary’s certificate (a) confirming that the resolutions of the Board of Directors of the Borrower delivered in satisfaction of Section 3.1(a)(iv) are still in full force and effect, and have not been amended or revised, (b) attaching a true and correct copy of the instrument or agreement whereby such officer, or if appropriate, the director of the applicable Subsidiary of the Borrower was appointed by a Responsible Officer of the Borrower as an “Authorized Agent” and verifying the incumbency of such Responsible Officer, and (c) attaching a true and correct copy of an officer’s, or if appropriate, a director’s certificate of the relevant Subsidiary attesting to the incumbency of the Person so designated as the Authorized Agent (which shall include a specimen signature of such Person and show that such Person holds one of the offices specified in the Board Resolutions of the Borrower confirmed in clause (a).)

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows:

Section 4.1 Corporate Existence; Subsidiaries. Each of the Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified or to be in good standing could reasonably be expected to have a Material Adverse Effect.

Section 4.2 Authorization and Validity. The execution, delivery, and performance by the Borrower of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within the Borrower’s power and authority, and (b) have been duly authorized by all necessary corporate action.

Section 4.3 Corporate Power. The execution, delivery, and performance by the Borrower of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) do not contravene (i) the Borrower’s articles or certificate of incorporation, bylaws or other organizational documents or (ii) any Legal Requirement or any contractual restriction binding on or affecting the Borrower or its Property, the contravention of which could reasonably be expected to have a Material Adverse Effect, and (b) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing and each issuance, extension or amendment of a Letter of Credit, such Borrowing (including any requested by an Authorized Agent on behalf of the Borrower) and such issuance, extension or amendment of a Letter of Credit and the use of the proceeds thereof will be within the Borrower’s corporate powers, will have been duly authorized by all necessary corporate action, (A) will not contravene (1) the Borrower’s certificate or articles of incorporation or bylaws or (2) any Legal Requirement or contractual restriction binding on or affecting the Borrower, the contravention of which could reasonably be expected to have a Material Adverse Effect, and (B) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

Section 4.4 Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. At the time of each Borrowing and each issuance, extension or amendment of a Letter of Credit, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing, such issuance, extension or amendment of a Letter of Credit or the use of the proceeds thereof.

Section 4.5 Enforceable Obligations. This Agreement, the Notes, and the other Credit Documents to which the Borrower is a party have been duly executed and delivered by the Borrower. Each Credit Document is the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity (whether considered in proceeding at law or in equity).

Section 4.6 Financial Statements. The audited Consolidated balance sheet and related Consolidated statements of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries set forth in the Form 10-K filed by the Borrower on February 17, 2017 with the SEC for the fiscal year ended December 31, 2016, fairly present in all material respects the Consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date and the results of the operations of the Borrower and its consolidated Subsidiaries for the year ended on such date, and such balance sheet and statements were prepared in accordance with GAAP.

Section 4.7 True and Complete Disclosure. No information, exhibit, report, representation, warranty, or other statement furnished or made by the Borrower or any Subsidiary (or on behalf of the Borrower or any Subsidiary) to the Administrative Agent or any Lender in connection with the negotiation of, or compliance with, this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in any material respect in light of the circumstances in which they were made as of the date of this Agreement. All projections, estimates, and pro forma financial information furnished by the Borrower or on behalf of the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished. As of the Amendment No. 1 Effective Date, in the event a Beneficial Ownership Certification is delivered on or prior to the Amendment No. 1 Effective Date, the information included in such Beneficial Ownership Certification is true and correct.

Section 4.8 Litigation. There is no pending or, to the knowledge of any of their executive officers, threatened (in writing), litigation, arbitration, governmental investigation, inquiry, action or proceeding affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator, which (a) could reasonably be expected to have a Material Adverse Effect or (b) purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Credit Document.

Section 4.9 Use of Proceeds.

(a)
Advances and Letters of Credit. The proceeds of the Advances and the Letters of Credit will be used by the Borrower (i) to refinance existing Indebtedness, (ii) pay fees and expenses incurred in connection with the transactions contemplated hereby, and (iii) for working capital and general corporate purposes of the Borrower and its Subsidiaries.
(b)
Regulations. Neither the Borrower nor any of its Subsidiaries has taken any action that could reasonably be expected to result in a violation by the Administrative Agent, any Issuing Lender, any Swingline Lender or any Lender in connection with or relating to this Agreement or any other Credit Document and the advances and other transactions contemplated hereby and thereby, of Regulations T, U, or X of the Federal Reserve Board, as the same is in effect from time to time, and all official rulings and interpretations thereunder or thereof. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 6.1 or Section 6.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 7.1(d) will be margin stock.

Section 4.10 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.11 Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower, its Subsidiaries or any member of the Controlled Group (collectively, the “Tax Group”) have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed, except (a) where contested in good faith and by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP or (b) where the non-filing thereof could not reasonably be expected to result in a Material Adverse Effect. All taxes and other impositions due and payable by the Tax Group have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except (i) where contested in good faith and by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP or (ii) where the non-payment thereof could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions.

Section 4.12 Pension Plans. No Termination Event or Reportable Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(g) or that could reasonably be expected to result in a Material Adverse Effect, and, except for matters that could not reasonably be expected to result in a Material Adverse Effect, each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No failure to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code except for the occurrence of such failure or the imposition of such taxes that could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability that could reasonably be expected to result in a Material Adverse Effect or an Event of Default under Section 7.1(g). Except for matters that could not reasonably result in a Material Adverse Effect, as of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any Subsidiary of the Borrower has received notice that any Multiemployer Plan is insolvent or in endangered or critical status.

Section 4.13 Reserved.

Section 4.14 Insurance. The Borrower and each of its Subsidiaries carry insurance with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.

Section 4.15 No Defaults. No Default or Event of Default has occurred and is continuing.

Section 4.16 Permits, Licenses, etc. The Borrower and its Subsidiaries possess all certificates of public convenience, authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of its business except where the failure to so possess could not reasonably be expected to result in a Material Adverse Effect.

Section 4.17 Compliance with Laws. The Borrower and its Subsidiaries have complied with all applicable Legal Requirements (including Environmental Laws) having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply which could not reasonably be expected to have a Material Adverse Effect.

Section 4.18 Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(a)
None of (i) the Borrower, any Subsidiary, or to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, or employees or (ii) to the knowledge of the Borrower, any agent, representative, or Affiliate of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established by this Agreement, is a Sanctioned

Person or is currently the subject or target of any Sanctions. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law, Anti-Money Laundering Law, or applicable Sanctions.
(b)
Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(c)
Each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower and its Subsidiaries, their respective directors, officers, agents and employees are in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws, and applicable Sanctions.

Section 4.19 EEA Financial Institution. Neither the Borrower nor any Subsidiary thereof is an EEA Financial Institution.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Revolving Commitment hereunder, the Borrower agrees, unless the Majority Lenders shall otherwise consent in writing, to comply with the following covenants.

Section 5.1 Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Legal Requirements (including Environmental Laws and ERISA) to which it or its Properties may be subject except for any failure to comply which could not reasonably be expected to have a Material Adverse Effect. Borrower will maintain in effect and enforce policies and procedures designed and reasonably intended to procure compliance, in all material respects, by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.2 Insurance. The Borrower will, and will cause each of its material Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, provided that the Borrower or such Subsidiary may self-insure to the extent and in the manner normal for similarly situated companies of like size, type and financial condition that are part of a group of companies under common control. Upon the written request of Administrative Agent, the Borrower shall deliver certificates evidencing such insurance and copies of the underlying policies to the Administrative Agent as they become available.

Section 5.3 Preservation of Existence, Etc. The Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its existence, rights, franchises or privileges could reasonably be expected to have a Material Adverse Effect; provided, however, that nothing contained in this Section 5.3 shall prevent any transaction permitted by Section 6.5.

Section 5.4 Payment of Taxes, Etc. The Borrower will, and will cause each other member of the Tax Group to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable Legal Requirements and pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon such member of the Tax Group or upon its income, profits or Property prior to the date on which penalties attach thereto, and (b) all lawful claims which, if unpaid, could reasonably be expected to, by law, become a Lien upon the Property of such member of the Tax Group; provided, however, that no member of the Tax Group shall be required to file any such tax returns or pay or discharge any such tax, assessment, charge, levy, or claim (i) which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been established, or (ii) the non-payment of which could not reasonably be expected to result in a Material Adverse Effect.

Section 5.5 Visitation Rights. The Borrower will, and will cause its material Subsidiaries to, permit the Administrative Agent or any of its agents or representatives thereof, and at any time that an Event of Default has occurred and is continuing, any Lender or any of its agents or representatives thereof, to inspect any of the Property, books and financial records of the Borrower and each material Subsidiary, to examine and make copies of and abstracts from the records and books of account of the Borrower and each material Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each material Subsidiary with, and to be advised as to the same by, any of their respective officers or directors upon reasonable prior written notice (except such prior written notice shall not be required at any time when an Event of Default has occurred and is continuing) and at such reasonable times and intervals as may be mutually agreed upon by the Administrative Agent or such Lender, as applicable, and the Borrower.

Section 5.6 Reporting Requirements. The Borrower will furnish to the Administrative Agent:

(a)
Quarterly Financials. Not later than 5 Business Days after the Form 10-Q of the Borrower is required to be filed with the SEC (or if no such requirement exists, the date that is 45 days after each fiscal quarter end), (i) to the extent not otherwise provided in the Form 10-Q for such fiscal quarter end, the unaudited Consolidated balance sheets of the Borrower as of the end of such quarter and the related unaudited statements of income, shareholders’ equity and cash flows of the Borrower for the period commencing at the end of the previous year and ending with the end of such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by a senior financial officer of the Borrower as having been prepared in accordance with GAAP, (ii) the Form 10-Q filed with the SEC for such fiscal quarter end, and (iii) a Compliance Certificate duly executed by a Responsible Officer, together with a schedule in form and detail satisfactory to the Administrative Agent showing the modifications necessary to reconcile the adjustments made to the financial covenant calculations set forth in such Compliance Certificate to give effect to the FASB Adjustment with such applicable financial statements of the Borrower;
(b)
Annual Financials. Not later than 5 Business Days after the Form 10-K of the Borrower is required to be filed with the SEC (or if no such requirement exists, the date that is 90 days after each fiscal year end), (i) to the extent not otherwise provided in the Form 10-K for such fiscal year end, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower’s independent certified public accountants) audit report and opinion for such year for the Borrower, including therein audited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, shareholders’ equity and cash flows of the Borrower for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, and, in the case of such Consolidated financial statements certified by independent certified public accountants of nationally recognized standing or otherwise reasonably acceptable to the Administrative Agent and including any management letters delivered by such accountants to the Borrower in connection with such audit, (ii) the Form 10-K filed with the SEC for such fiscal year end, and (iii) a Compliance Certificate duly executed by a Responsible Officer, together with a schedule in form and detail satisfactory to the Administrative Agent showing the modifications necessary to reconcile the adjustments made to the financial covenant calculations set forth in such Compliance Certificate to give effect to the FASB Adjustment with such applicable financial statements of the Borrower;
(c)
Securities Law Filings. Promptly (but in any event within 5 Business Days) after the sending or filing thereof, copies of all material proxy material, reports and other information which the Borrower or any of its Subsidiaries sends to or files with the SEC;
(d)
Defaults. Promptly after the occurrence of each Default known to a Responsible Officer of the Borrower or any of its material Subsidiaries, a statement of a Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto;
(e)
ERISA Notices. Except as to any matter which could not reasonably be expected to have a Material Adverse Effect, promptly (but in any event within 5 Business Days) (i) after any

Responsible Officer of the Borrower or any of its Subsidiaries obtaining knowledge that any Termination Event or Reportable Event has occurred, (ii) after receipt thereof by the Borrower or any of its Subsidiaries from the PBGC, and the knowledge of such receipt by a Responsible Officer of the Borrower, copies of each notice received by the Borrower or any such Subsidiary of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan; and (iii) after receipt thereof by the Borrower or any of its Subsidiaries from a Multiemployer Plan sponsor, and the knowledge of such receipt by a Responsible Officer of the Borrower, a copy of each notice received by the Borrower or any of its Subsidiaries concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;
(f)
Environmental Notices. Promptly (but in any event within 5 Business Days) upon the knowledge of any Responsible Officer of the Borrower of receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the United States Environmental Protection Agency, or any other Governmental Authority directly engaged in protection of the environment or in overseeing compliance with Environmental Laws, concerning (i) material violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and which, based upon information reasonably available to the Borrower at the time or after such violation, could reasonably be expected to have a Material Adverse Effect, (ii) any action or omission on the part of the Borrower or any of its present or former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which, based upon information reasonably available to the Borrower at the time of such receipt, could reasonably be expected to have a Material Adverse Effect, or (iii) any notice of potential responsibility under any Environmental Law which could reasonably be expected to have a Material Adverse Effect;
(g)
Other Governmental Notices or Actions. Promptly (but in any event within 5 Business Days) after receipt thereof by the Borrower or any of its Subsidiaries, and the knowledge of such receipt by a Responsible Officer of the Borrower, a copy of any written notice, summons, citation, or proceeding from any Governmental Authority which could reasonably be expected to have a Material Adverse Effect;
(h)
Material Litigation. Promptly after any Responsible Officer of the Borrower or any of its Subsidiaries having knowledge thereof, notice of (A) any pending or threatened (in writing) litigation, claim or any other action asserting any claim or claims against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (B) any litigation or governmental proceeding of the type described in Section 4.8(b);
(i)
Material Changes. (i) Prompt (but in any event within 5 Business Days) written notice of (A) any condition or event of which any Responsible Officer of the Borrower or any Subsidiary has knowledge, which condition or event has resulted or may reasonably be expected to result in a Material Adverse Effect, (B) any change in the fiscal year of the Borrower, and (C) the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation and (ii) promptly after the later of the effective date thereof and the date such amendment or modification is executed, a copy of each amendment or modification to any Senior Note Document other than (A) any such amendment or modification that has already been filed with the SEC and (B) any such amendment or modification that is solely administrative in nature;
(j)
Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower, or any of its Subsidiaries, as any Lender through the Administrative Agent may from time to time reasonably request, including, without limitation, such other information and documentation required under applicable “know your customer” rules and regulations, the Patriot Act, the Beneficial Ownership Regulation, or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws.

(k)
On-Line Information; Electronic Transmission. Any document readily available on-line through the “Electronic Data Gathering, Analysis and Retrieval” system (or any successor system thereof) maintained by the Securities and Exchange Commission (or any succeeding Governmental Authority), shall be deemed to have been furnished to the Administrative Agent for purposes of this Section 5.6. Documents required to be delivered pursuant to this Section 5.6 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.nov.com or (ii) on which such documents are (or are deemed to be) delivered to the Administrative Agent.

Section 5.7 Maintenance of Property. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times except to the extent that the non-maintenance, non-preservation or non-protection of such Property in such condition could not reasonably be expected to result in a Material Adverse Effect.

Section 5.8 Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for the purposes set forth under Section 4.9. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances or the Letters of Credit to purchase or carry any “margin stock” (as defined in Regulation U) in violation of Regulations T, U or X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

Section 5.9 Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

ARTICLE VI

NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Revolving Commitment, the Borrower agrees, unless the Majority Lenders otherwise consent in writing, to comply with the following covenants.

Section 6.1 Liens, Etc. The Borrower will not, or permit any of its Subsidiaries to, create, assume, incur, or suffer to exist, any Lien of any kind on or in respect of any Property of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(a)
Liens securing the Obligations arising under this Agreement;
(b)
(i) Liens securing other Indebtedness and (ii) Liens securing obligations not constituting Indebtedness, in each case, not otherwise permitted under this Section 6.1; provided that, the aggregate principal amount of such Indebtedness plus the aggregate amount of such obligations not constituting Indebtedness at any time does not exceed 15% of the Borrower’s Consolidated Net Worth in the aggregate;
(c)
Liens arising in the ordinary course of business by operation of law in connection with workers’ compensation, unemployment insurance, old age benefits, social security obligations, assessments, statutory obligations or other similar charges; provided, that in each case the obligation secured is not Indebtedness and is not overdue by more than 30 days or, if overdue by more than 30 days, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;
(d)
good faith deposits, pledges or other Liens in connection with (or to obtain or support letters of credit in connection with) bids, performance bonds, contracts or leases to which the Borrower or its Subsidiaries are a party in the ordinary course of business; provided, that in each case the obligation secured is not Indebtedness and is not overdue by more than 30 days or, if overdue by more than 30 days, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;
(e)
mechanics’, workmen, materialmen, landlords’, carriers’ or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) provided, that in each case the obligation secured is not Indebtedness and is not overdue by more than 30 days or, if overdue by more than 30 days, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;
(f)
Inchoate Liens under ERISA and liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;
(g)
Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, which would not constitute an Event of Default;
(h)
rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

(i)
rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;
(j)
rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;
(k)
encumbrances, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way; provided, that in each case any monetary obligation secured is not Indebtedness and is not overdue by more than 30 days or, if overdue by more than 30 days, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;
(l)
zoning, planning and Environmental Laws and ordinances and municipal regulations;
(m)
financing statements filed by lessors of property (but only with respect to the property so leased) and Liens under any conditional sale or title retention agreements entered into in the ordinary course of business; provided, that in each case the obligation secured is not Indebtedness;
(n)
rights of lessees of equipment owned by the Borrower or any of its Subsidiaries;
(o)
any Liens on cash, short term investments and letters of credit securing Hedging Obligations of the Borrower or any of its Subsidiaries entered into for non-speculative purposes;
(p)
Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution;
(q)
any Lien on any Property acquired from any Person which is merged with or into the Borrower or its Subsidiaries in accordance with Section 6.5, and is not created in anticipation of any such transaction (unless such Lien is created to secure or provide for the payment of any part of the purchase price of such corporation or other entity); and
(r)
any Lien on any Property existing at the time of acquisition of such Property or assets by the Borrower and which is not created in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets).

Section 6.2 Indebtedness.

(a)
The Borrower will not permit any of its Subsidiaries to, incur or permit to exist any Indebtedness, unless the Borrower shall be in compliance, on a pro forma basis after giving effect to such transactions, with the covenant contained in Section 6.8 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower as if the transaction in question had occurred on the first day of each relevant period for testing such compliance.
(b)
Notwithstanding Section 6.2(a), the aggregate principal amount of all Indebtedness of Subsidiaries of the Borrower (other than (i) any such Indebtedness owing to the Borrower or to a Subsidiary of the Borrower, (ii) purchase money Indebtedness to finance the purchase of fixed assets (including equipment); provided that (A) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, and (B) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, (iii) Hedging Obligations incurred in the ordinary course of business and not for speculative purposes, and (iv) Indebtedness incurred after the Closing Date in connection with the acquisition of a Person or Property as long as such Indebtedness existed prior to such acquisition and was not created in anticipation thereof) shall not exceed 15% of the Borrower’s Consolidated Net Worth at any time.

Section 6.3 Senior Notes. The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the Senior Note Documents other than any such amendment, supplement, change or modification that could not reasonably be expected to be materially adverse to the Lenders.

Section 6.4 Limitation on Certain Restrictions. The Borrower will not, nor will it permit any of its material Subsidiaries to, directly or indirectly, create or otherwise permit to exist or become effective any material restriction on the ability of any of their Subsidiaries to (i) pay dividends or make any other distributions on its capital stock, or any other interest or participation in its profits, owned by the Borrower or pay any Indebtedness owed to the Borrower, or (ii) make loans or advances to the Borrower or any of its Subsidiaries, except in either case for restrictions existing under or by reason of any applicable Legal Requirement, this Agreement and the other Credit Documents or in the Senior Note Documents and except for any restrictions existing in connection with any Subsidiary acquired by the Borrower after the Closing Date which imposition applies solely on such Subsidiary and its Subsidiaries, in which case the Borrower shall either promptly cause the removal or release of any such restrictions or not advance the proceeds of any Borrowing to such Subsidiary even if otherwise permitted by this Agreement. The Borrower and its Subsidiaries shall not enter into any agreement other than this Agreement, the Credit Documents and the Senior Note Documents (A) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (except in connection with any Permitted Liens provided that restriction is limited to the property already subject to the Lien), or (B) prohibiting or restricting the ability of the Subsidiaries to guaranty the Obligations.

Section 6.5 Merger, Consolidation; Asset Sales.

(a)
The Borrower will not, and will not permit any Subsidiary of the Borrower to, directly or indirectly, merge or consolidate with any Person (as a result of an Acquisition or otherwise) unless (i) if the Borrower is being merged or consolidated, the Borrower is the surviving entity, (ii) on a pro forma basis, the Borrower is in compliance with Section 6.8 after giving effect to such merger or consolidation; and (iii) no Default or Event of Default shall have occurred and be continuing before and after giving effect to such merger or consolidation.
(b)
The Borrower and its Subsidiaries, taken as a whole, shall not sell, transfer or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of the Borrower’s and its Subsidiaries’ assets (determined on a Consolidated basis).

Section 6.6 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, except that (a) a Subsidiary of the Borrower may make a Restricted Payment to the Borrower or to another Subsidiary of the Borrower, (b) a Subsidiary of the Borrower may redeem any of its stock held by the Borrower or any Subsidiary of the Borrower, and (c) the Borrower and its Subsidiaries may make any other Restricted Payment if no Default has occurred and is continuing or would result therefrom.

Section 6.7 Affiliate Transactions. Other than transactions between or among the Borrower and/or any wholly-owned Subsidiaries of the Borrower, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates unless such transaction or series of transactions is on terms (taken as a whole) substantially as favorable to the Borrower or the Subsidiary, as applicable, as those that could reasonably be expected to be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate; provided that, the Borrower and any of its Subsidiaries may guaranty or otherwise assume obligations of an Affiliate to the extent permitted under Section 6.2 hereof.

Section 6.8 Maximum Total Capitalization Ratio. The Borrower will not permit its Total Capitalization Ratio to be greater than 0.60 to 1.00 at the end of each fiscal quarter.

Section 6.9 Use of Proceeds. The Borrower shall not request any Advance or Letter of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Advance or Letter of Credit, directly or, to the knowledge of the Borrower or any Subsidiary, indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VII

EVENTS OF DEFAULT; REMEDIES

Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Credit Document:

(a)
Payment. The Borrower shall fail to pay any principal of any Advance or any Reimbursement Obligation when the same becomes due and payable as set forth in this Agreement, or any interest on any Note or any fee or other amount payable hereunder or under any other Credit Document within five Business Days after the same becomes due and payable;
(b)
Representation and Warranties. Any representation or warranty made or deemed to be made (i) by the Borrower in this Agreement or in any other Credit Document, or (ii) by the Borrower (or any of its officers) in connection with this Agreement or any other Credit Document, shall prove to have been incorrect in any material respect when made or deemed to be made;
(c)
Covenant Breaches. (i) The Borrower shall fail to perform or observe any covenant contained in Sections 5.3, 5.6(a), 5.6(b), 5.6(d), or Article VI of this Agreement, (ii) the Borrower shall fail to perform or observe any covenant contained in Section 5.6 (other than Section 5.6(a), 5.6(b) and 5.6(d)) if such failure shall remain unremedied for 5 Business Days after the earlier of the date written notice of such default shall have been given to the Borrower by the Administrative Agent or any Lender or the date a Responsible Officer of the Borrower has actual knowledge of such default, or (iii) the Borrower shall fail to perform or observe any term or covenant set forth in any Credit Document which is not covered by clauses (i) or (ii) above or any other provision of this Section 7.1 if such failure shall remain unremedied for 30 days after the earlier of the date written notice of such default shall have been given to the Borrower by the Administrative Agent or any Lender or the date a Responsible Officer of the Borrower has actual knowledge of such default;
(d)
Cross-Defaults. (i) The Borrower or any of its Significant Subsidiaries shall fail to pay any principal of or premium or interest on its Indebtedness which is outstanding in a principal amount of at least $125,000,000 individually or when aggregated with all such Indebtedness of the Borrower or its Subsidiaries so in default (but excluding the Obligations) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Indebtedness which is outstanding in a principal amount of at least $125,000,000 individually or when aggregated with all such Indebtedness of the Borrower and its Subsidiaries so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any Indebtedness which is outstanding in a principal amount of at least $125,000,000 individually or when aggregated with all such Indebtedness of the Borrower and its Subsidiaries shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that this clause (iii) shall not apply to (y) a voluntary sale or disposition of any Property or asset that secures any such Indebtedness if such Indebtedness (or any portion thereof that becomes due as a result of such sale or disposition) is paid when due (subject to any applicable notice and cure periods) and (z) any event or condition that causes any such Indebtedness to become due prior to its stated maturity, or to be due and payable or required to be prepaid or repurchased prior to the stated maturity thereof, if such event or condition is in the nature of a mandatory prepayment requirement for asset sales, debt incurrences, equity issuances, excess cash flow, insurance proceeds or extraordinary receipts if such Indebtedness is paid when due (subject to any applicable notice and cure periods); provided that, for purposes of this subsection 7.1(d), the “principal amount” of the obligations in respect of any Financial Contract at any time shall be the Swap Termination Value thereof if such Financial Contract were terminated at such time;

(e)
Insolvency. The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower or any such Subsidiary, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);
(f)
Judgments. Any one or more judgments or orders for the payment of money in excess of $125,000,000 in the aggregate (reduced for purposes of this paragraph for the amount in respect of any such judgment or order adequately covered by a reputable and creditworthy insurer under any valid and enforceable insurance policy) shall be rendered against the Borrower or any of its Significant Subsidiaries which, within 60 days from the date any such judgment or order is entered, shall not have been paid, vacated, satisfied, discharged or execution thereof stayed or bonded pending appeal; provided that, if any such final and nonappealable judgment or order provides for periodic payments over time then the Borrower or such Subsidiary shall have a grace period of 30 days with respect to each such periodic payment but only so long as no lien attaches during such period;
(g)
ERISA. (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any failure to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any member of the Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA) of a Multiemployer Plan, unless such liability is being contested by the Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect; and
(h)
Change of Control. Any Change in Control shall occur.
(i)
Failure of Agreements. Any material provision of this Agreement or any other Credit Document, at any time after its execution and delivery and for any reason other than (i) as expressly permitted hereunder or thereunder or (ii) after (A) satisfaction in full of the Obligations and (B) termination of the Commitments, this Agreement, and the other Credit Documents, shall cease to be valid and binding on the Borrower or the Borrower shall so state in writing.

Section 7.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.1) shall have occurred and be continuing, then, and in any such event,

(a)
the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and the obligation of each Issuing Lender to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare all Obligations, including all interest, Letter of Credit Obligations, and all other amounts payable under this Agreement, to be forthwith due and payable, whereupon all such Obligations shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower, and
(b)
the Borrower shall, on demand of by the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account held with the Administrative Agent an amount of cash equal to the Letter of Credit Exposure, without presentment, demand, protest or further notice of any kind (including any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower.

Section 7.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.1 shall occur,

(a)
the obligation of each Lender to make Advances and the obligation of each Issuing Lender to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and all Obligations, including all interest, Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower; and
(b)
to the extent permitted by law or court order, the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account held by the Administrative Agent an amount of cash equal to the Letter of Credit Exposure, without presentment, demand, protest or further notice of any kind (including any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower.

Section 7.4 Cash Collateral Account.

(a)
Pledge. The Borrower hereby pledges, and grants to the Administrative Agent for the benefit of the Lenders, a security interest in all funds held in the Cash Collateral Account held by the Administrative Agent from time to time and all proceeds thereof, as security for the payment of the Obligations, including all Letter of Credit Obligations owing to any Issuing Lender or any other Lender due and to become due from the Borrower to any Issuing Lender or any other Lender under this Agreement in connection with the Letters of Credit.
(b)
Application against Letter of Credit Obligations. The Administrative Agent may, at any time or from time to time apply funds then held in the Cash Collateral Account to (i) the payment of any Letter of Credit Obligations owing to the Issuing Lenders on a pro rata basis, as shall have become or shall become due and payable by the Borrower to such Issuing Lenders under this Agreement in connection with the Letters of Credit and (ii) the payment of Swingline Advances owing to the Swingline Lenders on a pro rata basis, as shall have become or shall become due and payable by the Borrower to such Swingline Lenders under this Agreement.

(c)
Duty of Care. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

Section 7.5 Non-exclusivity of Remedies. No remedy conferred upon the Administrative Agent or the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

Section 7.6 Right of Set-off. Upon (a) the occurrence and continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.2 to authorize the Administrative Agent to declare the Obligations due and payable pursuant to the provisions of Section 7.2 or the automatic acceleration of the Obligations pursuant to Section 7.3, each Lender, each Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Credit Document to such Lender or such Issuing Lender or their respective Affiliates, irrespective of whether or not such Lender, Issuing Lender or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 7.7 Currency Conversion After Maturity. At any time following the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Lenders hereunder, the Lenders shall be entitled to convert, with two (2) Business Days’ prior notice to the Borrower, any and all or any part of the then unpaid and outstanding Advances denominated in a Foreign Currency into Advances denominated in Dollars. Any such conversion shall be calculated so that the principal amount of the resulting Advances shall be the Dollar Amount of the principal amount of the Advance being converted on the date of conversion. Any accrued and unpaid interest denominated in such Foreign Currency at the time of any such conversion shall be similarly converted to Dollars, and such converted Advances and accrued and unpaid interest thereon shall thereafter bear interest in accordance with the terms hereof.

ARTICLE VIII

AGENCY AND ISSUING LENDER PROVISIONS

Section 8.1 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including enforcement or collection of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders or all Lenders, and such instructions shall be binding upon all Lenders and all holders of the Obligations; provided, however, that Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable Legal Requirements. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.2 Administrative Agent’s Reliance, Etc. Neither Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (INCLUDING THE ADMINISTRATIVE AGENT’S OWN NEGLIGENCE) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Borrower or its Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

Section 8.3 The Administrative Agent and its Affiliates. With respect to its Revolving Commitments, the Advances made by it and the Letters of Credit issued by it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an agent hereunder. The term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. Administrative Agent and its respective Affiliates may accept deposits from, lend money to, own securities of, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not an agent hereunder and without any duty to account therefor to the Lenders.

Section 8.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 8.5 Indemnification. The Lenders severally agree to indemnify the Administrative Agent, each Arranger, each Swingline Lender and each Issuing Lender (to the extent not reimbursed by the Borrower), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees) which may be imposed on, incurred by, or asserted against the Administrative Agent, such Arranger or such Issuing Lender in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by the Administrative Agent, such Arranger, such Swingline Lender or such Issuing Lender under this Agreement or any other Credit Document (INCLUDING THE ADMINISTRATIVE AGENT’S, THE ARRANGER’S, SUCH SWINGLINE LENDER’S OR SUCH ISSUING LENDER’S OWN NEGLIGENCE), provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements found by a final judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s, such Arranger’s, such Swingline Lender’s or such Issuing Lender’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to (a) reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, modification or amendment of this Agreement or any other Credit Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower and (b) reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, in each case to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. All obligations of the Lenders provided in this Section 8.5 shall survive any termination of this Agreement and repayment in full of the Obligations. All amounts due under this Section 8.5 shall be payable not later than 30 days after demand therefor.

Section 8.6 Successor Administrative Agent and Issuing Lenders.

(a)
Administrative Agent and any Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower. The Administrative Agent and any Issuing Lender may be removed at any time with or without cause by the Majority Lenders upon receipt of written notice from such Majority Lenders to such effect. Any Issuing Lender designated in writing by the Borrower as provided in the definition of “Issuing Lender” may be removed at any time with or without cause by the Borrower. Upon receipt of notice of any such resignation or removal (other than a removal of an Issuing Lender by the Borrower), the applicable Majority Lenders shall have the right to appoint a successor Administrative Agent or Issuing Lender with, if an Event of Default has not occurred and is not continuing, the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent or Issuing Lender shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring or removed Administrative Agent’s or Issuing Lender’s giving of notice of resignation or the Majority Lenders’ removal of the retiring Administrative Agent or Issuing Lender, then the retiring or removed Administrative Agent or Issuing Lender may, on behalf of the Lenders and the Borrower, appoint a successor Administrative Agent or Issuing Lender, which shall be a commercial bank meeting the financial requirements of an Eligible

Assignee and, in the case of a Issuing Lender, a Lender. Upon the acceptance of any appointment as Administrative Agent or Issuing Lender by a successor Administrative Agent or Issuing Lender, such successor Administrative Agent or Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Issuing Lender (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent or Issuing Lender), and the retiring or removed Administrative Agent or Issuing Lender shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring or removed Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit issued by such Issuing Lender and outstanding on the effective date of its resignation or removal and the provisions affecting such Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring or removed Issuing Lender until the termination of all such Letters of Credit and the payment of all outstanding Obligations owing to such Issuing Lender. After any retiring or removed Administrative Agent’s or Issuing Lender’s resignation or removal hereunder as Administrative Agent or Issuing Lender, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuing Lender under this Agreement and the other Credit Documents (including rights to indemnity payments owed to the retiring or removed Administrative Agent or Issuing Lender).
(b)
Any Swingline Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of such Swingline Lender hereunder, the resigning Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of such Swingline Lender under this Agreement and the other Credit Documents with respect to Swingline Advances made by it prior to such resignation, but shall not be required to make any additional Swingline Advances. Upon such notice of resignation, the Borrower shall have the right to designate any other Lender as a replacement Swingline Lender with the consent of such Lender and the Administrative Agent.

Section 8.7 Co-Lead Arrangers, Joint Book Runners, other Agency Titles. The Arrangers, Joint Book Runners and any other agents identified on the cover sheet hereof (other than the Administrative Agent) shall have no duties, obligations or liabilities hereunder in its capacity as an Arranger, Joint Book Runner and such other agent. The Lenders shall have no right to replace any Arranger, Joint Book Runner or any such agent, and the Arrangers, Joint Book Runners and such other agents shall not have the right to assign its status as an arranger, book runner or such agent, as applicable, to any Person.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document (other than the Fee Letters or any Letter of Credit Document), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however (and subject to Section 2.20 with respect to any Defaulting Lender),

(a)
no amendment shall increase or extend the Revolving Commitment of any Lender without the written consent of such Lender;
(b)
no amendment shall amend the definitions of “Eligible Currency” or “Agreed Currency” (other than as contemplated within such definition) without the written consent of each Lender and each Issuing Lender;
(c)
no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) reduce the principal of, or interest rate on, the Obligations or any fees or other amounts payable hereunder or under any other Credit Document, (ii) postpone any date fixed for any payment of principal of, or interest on, the Obligations or any fees or other amounts payable hereunder, (iii) amend Section 2.14, Section 7.7, this Section 9.1 or any other provision of this Agreement that requires the pro rata treatment of, or action by, all the Lenders, or (iv) amend the definition of “Majority Lenders”;
(d)
no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Arrangers, the applicable Issuing Lender, or the applicable Swingline Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent, the Arrangers, such Issuing Lender, or such Swingline Lender as the case may be, under this Agreement or any other Credit Document;
(e)
any amendment to Section 4.9, 4.18 or 5.1 shall be subject to the provisions of Section 1.7; and
(f)
the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Credit Documents or enter into additional Credit Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 2.6(h) in accordance with the terms of Section 2.6(h).

Section 9.2 Notices, SyndTrak, Etc.

(a)
Notices. All notices and other communications shall be in writing (including facsimile or telex) and mailed, faxed, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to the Borrower, at its address at 7909 Parkwood Circle Drive, Houston, Texas 77036, Attention: Treasurer, with a copy to the General Counsel, Facsimile: (713) 346-7995, Telephone: (713) 346-7550; if to any Lender, any Swingline Lender or any Issuing Lender, at its address for notices specified in its Administrative Questionnaire; if to the Administrative Agent (including the delivery of a Compliance Certificate), at its address at 1525 W WT Harris Blvd., Mail Code D1109-019, Charlotte, NC 28262, Attention: Syndication Agency Services, (facsimile: (704) 590-2790; telephone: (704) 590-2706), with a copy to 1000 Louisiana Street, 9th Floor, Houston, Texas 77002, Attention: Shannon Cunningham (facsimile: (713) 739-1087; telephone: (713) 319-1970); if a Notice of Borrowing or a Notice of Conversion

or Continuation to the Administrative Agent at the address for the Administrative Agent specified above; or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, faxed, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when facsimile transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Administrative Agent, a Swingline Lender or an Issuing Lender pursuant to Article II or VIII shall not be effective until received by the Administrative Agent, such Swingline Lender or such Issuing Lender.
(b)
Electronic Postings. (i) The Borrower agrees that the Administrative Agent may make any material delivered by the Borrower to the Administrative Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower, any of its Subsidiaries, or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (excluding notices pursuant to Article II, collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate of the Administrative Agent, or any Person that is not an Affiliate of the Administrative Agent), such as SyndTrak, or a substantially similar electronic system customarily used by financial institutions for such purposes (the “Platform”). The Borrower acknowledges that (A) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (B) the Platform is provided “as is” and “as available” and (C) neither the Administrative Agent nor any of their respective Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent and their respective Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its respective Affiliates in connection with the Platform.
(ii)
Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (A) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent have on record an effective e-mail address for such Lender) and (B) that any Notice may be sent to such e-mail address.

Section 9.3 No Waiver; Remedies. No failure on the part of any Lender, the Administrative Agent, or any Issuing Lender to exercise, and no delay in exercising, any right hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any remedies provided by law.

Section 9.4 Costs and Expenses. The Borrower agrees to pay on demand (a) all out-of- pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, modification and amendment of this Agreement, the Notes and the other Credit Documents, (b) all out-of-pocket costs and expenses of the Issuing Lenders and Swingline Lenders in connection with the administration of this Agreement, the Notes and the other Credit Documents, including the reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (c) all reasonable out-of-pocket costs and expenses, if any, of the Administrative Agent, each Arranger, each Issuing Lender, each Swingline Lender and each Lender (including reasonable counsel fees and expenses of the Administrative Agent, each Arranger, each Issuing Lender, each Swingline Lender and each Lender) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents after an Event of Default has occurred and is continuing, and to the extent not included in the foregoing, the costs of any Uniform Commercial Code financing statement or continuation statement, and any related title or Uniform Commercial Code search conducted subsequent to such recordation, and other costs usual and customary in connection with the taking of a Lien.

Section 9.5 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Arranger, each Issuing Lender, each Swingline Lender and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender, each Swingline Lender, and each Issuing Lender.

Section 9.6 Lender Assignments and Participations.

(a)
Assignments. Any Lender may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment, the Advances owing to it, the Notes held by it, if any, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Lender’s rights and obligations under this Agreement as a Lender and shall involve a ratable assignment of such Lender’s Revolving Commitment and such Lender’s Revolving Advances and shall be in an amount not less than $5,000,000, (ii) the amount of the resulting Revolving Commitment and Revolving Advances of the assigning Lender (unless it is assigning all its Revolving Commitment) and the assignee Lender pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the applicable Notes, if any, subject to such assignment, (v) each Eligible Assignee shall pay to the Administrative Agent a $4,000 administrative fee; and (vi) the Administrative Agent shall promptly deliver a copy of the fully executed Assignment and Acceptance to the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.8, 2.9, 2.11, 9.4, 9.7 and 9.16 with respect to facts and circumstances occurring prior to the effective date of such assignment. Notwithstanding anything herein to the contrary, any Lender may assign, as collateral or otherwise, any of its rights under the Credit Documents to any Federal Reserve Bank.
(b)
Term of Assignments. By executing and delivering an Assignment and Acceptance, the Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(c)
The Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders, and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. At any reasonable time and from time to time upon reasonable prior notice, the Register shall be available (i) for inspection by the Borrower, (ii) for inspection by each Lender as to its Revolving Commitment and principal amount of Advances owing to it, and (iii) for inspection by each Issuing Lender and each Swingline Lender for purposes of determining each Lender’s participation interest in Letters of Credit and Swingline Advances. The Borrower hereby agrees that the Administrative Agent acting as its non-fiduciary agent solely for the purpose set forth above in this clause (c), shall not subject the Administrative Agent to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.
(d)
Procedures. Upon its receipt of an Assignment and Acceptance executed by a Lender and an Eligible Assignee, together with the Notes, if any, subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower.
(e)
Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lenders, the Swingline Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity and other obligations under Section 8.5 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the approval of all affected Lenders in accordance with the terms of Section 9.1 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8, 2.9 and 2.11 (subject to the requirements and limitations therein) (it being understood that the documentation required under Section 2.11(g) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.6(a); provided that such Participant (A) agrees to be subject to the provisions of Section 2.16 as if it were an assignee under Section 9.6(a); and (B) shall not be entitled to receive any greater payment under Sections 2.9 or 2.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16 with respect to any Participant. To the extent permitted by Legal Requirement, each Participant also shall be entitled to the benefits of Section 7.6 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrower hereby agrees that each Lender acting as its non-fiduciary agent solely for the purpose set forth above in this clause (e), shall not subject such Lender to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(f)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)
Information. Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 9.12.

(h)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit and Swingline Advances in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 9.7 Indemnification. The Borrower shall indemnify the Administrative Agent, each Arranger, each Lender (including any lender which was a Lender hereunder prior to any full assignment of its Revolving Commitment), each Issuing Lender, each Swingline Lender and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any other transactions contemplated hereby, (ii) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of any Advance or Letter of Credit, (iii) any breach by the Borrower of any provision of this Agreement or any other Credit Document, (iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated properties, or the operations or business, of the Borrower or any of its Subsidiaries, or (v) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent, each Arranger, the Issuing Lender, each Swingline Lender and each Lender, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such losses, liabilities, claims, damages, investigation, litigation, Environmental Claim or requirement, or other proceeding; and EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED’S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES FOUND BY A FINAL JUDGMENT

BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. All amounts due under this Section 9.7 shall be payable not later than 30 days after demand therefor.

Section 9.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.9 Survival of Representations, etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.8, 2.9, 2.11, 9.4, 9.7 and 9.16 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.10 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable Legal Requirement, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.11 Usury Not Intended. It is the intent of the Borrower and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable Legal Requirements of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, each Lender and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement. In the event that the Obligations are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Obligations (or, if the applicable Obligations shall have been paid in full, refunded to the Borrower). The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 9.12 Confidentiality. None of the Administrative Agent, Issuing Lenders or Lenders shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent’s, Issuing Lender’s or Lender’s Affiliates and their officers, directors, employees, agents and advisors, (b) to actual or prospective Eligible Assignees and participants and their officers, directors, employees, agents and advisors, (c) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement, and then, in any event, only on a confidential basis, (d) as required by any law, rule or regulation or judicial process, (e) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Issuing Lender, such Lender or Administrative Agent, (f) to insurers, insurance brokers or direct or indirect providers of credit protection when required by it, provided that, prior to any such disclosure, such Person shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Issuing Lender, such Lender or Administrative Agent, (g) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Issuing Lender, such Lender or Administrative Agent, (h) in connection with any litigation or proceeding to which Administrative Agent, such Issuing Lender or such Lender or any of its Affiliates may be a party or (i) in connection with the exercise of any right or remedy under this Agreement or any other Credit Document. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (a) restrict the Administrative Agent, any Issuing Lender or any Lender from providing information to any bank or other regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (b) require or permit the Administrative Agent, any Issuing Lender or any Lender to disclose to the Borrower that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (c) require or permit the Administrative Agent, any Issuing Lender or any Lender to inform the Borrower of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action.

Section 9.13 Governing Law; Submission to Jurisdiction.

(a)
This Agreement, the Notes and the other Credit Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (including Section 51401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.
(b)
Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the state of New York sitting in New York City or of the United States for the Southern District of such state, and by execution and delivery of this Agreement, the Borrower, the Administrative Agent, each Issuing Lender, each Swingline Lender and each Lender consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. The Borrower, the Administrative Agent, each Issuing Lender, each Swingline Lender and each Lender irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any other Credit Document or other document related thereto.
(c)
The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at the address specified for it in this Agreement.
(d)
Nothing in this Section 9.13 shall affect the right of the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender to bring any action or proceeding against the Borrower in the courts of any other jurisdiction.

Section 9.14 Waiver of Jury Trial. THE BORROWER, THE ISSUING LENDERS, THE SWINGLINE LENDERS, THE LENDERS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE), ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

Section 9.15 WAIVER OF CONSEQUENTIAL DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER SHALL NOT ASSERT, AND THE BORROWER HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER PARTY HERETO AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, ANY ADVANCE OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.

Section 9.16 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with usual and customary banking procedures the Administrative Agent could purchase the specified currency with such other currency at any of the Administrative Agent’s offices in the United States of America on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender, any Issuing Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, such Issuing Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, such Issuing Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, such Issuing Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Issuing Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender, such Issuing Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.14, each Lender, Issuing Lender or the Administrative Agent, as the case may be, agrees to promptly remit such excess to the Borrower. All obligations of the Borrower provided in this Section 9.16 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.17 Headings Descriptive. The headings of the several Sections and paragraphs of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 9.18 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.19 USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

Section 9.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.21 Certain ERISA Matters.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Revolving Commitments or this Agreement;
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 8414 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Revolving Commitments and this Agreement;
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 8414 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Revolving Commitments and this Agreement; or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Credit Document or any documents related hereto or thereto).

Section 9.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Financial Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 9.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[Remainder of page left intentionally blank]

Exhibit C

[See attached.]

Exhibit C to Amendment No. 2 to 5-Year Credit Agreement

(NOV Inc.)

EXHIBIT C

NOTICE OF BORROWING
[DATE]

Wells Fargo Bank, National Association,

as Administrative Agent under the Credit Agreement herein described

1740 Broadway

C7300-034

Denver, Colorado 80274

Attention: Agency Syndication

Ladies and Gentlemen:

The undersigned, NOV Inc. (f/k/a National Oilwell Varco, Inc.), a Delaware corporation (the “Borrower”), refers to the 5-Year Credit Agreement dated as of June 27, 2017 (as the same may be amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time, the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing), among the Borrower, the Lenders and Wells Fargo Bank, National Association as the Administrative Agent and hereby gives you irrevocable notice pursuant to Section 2.2(a) of the Credit Agreement that the undersigned hereby requests a Revolving Borrowing, and in connection with that request sets forth below the information relating to such Revolving Borrowing (the “Proposed Borrowing”) as required by Section 2.2(a) of the Credit Agreement:

(a)
The Business Day of the Proposed Borrowing is , 20_ .
(b)
The Proposed Borrowing will be a Revolving Borrowing composed of [Adjusted Base Rate Advances] [Eurocurrency Rate Advances] [Term SOFR Advances] [Adjusted Daily Simple RFR Advances].
(c)
The aggregate amount of the Proposed Borrowing is $ .
(d)
The Interest Period for each [Eurocurrency Rate Advance] [Term SOFR Advance]

made as part of the Proposed Borrowing is [ month[s]].

[(e) The Designated Currency of the Proposed Borrowing is .]

Exhibit C

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(1) the representations and warranties contained in the Credit Agreement and each of the other Credit Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in the text thereof, in which case, such representations and warranties are true and correct in all respects) on and as of the date of Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds from such Proposed Borrowing, as though made on and as of the date of such Proposed Borrowing, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representations and warranties are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in the text thereof, in which case, such representations and warranties are true and correct in all respects) as of such earlier date; and

(2) no Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,
NOV, INC.
By:
Name:
Title:

Exhibit C

Exhibit D

[See attached.]

Exhibit D to Amendment No. 2 to 5-Year Credit Agreement

(NOV Inc.)

EXHIBIT D

NOTICE OF CONVERSION OR CONTINUATION

[DATE]

Wells Fargo Bank, National Association,

as Administrative Agent under the Credit Agreement herein described

1740 Broadway

C7300-034

Denver, Colorado 80274

Attention: Agency Syndication

Ladies and Gentlemen:

The undersigned, NOV, Inc. (f/k/a National Oilwell Varco, Inc.), a Delaware corporation (the "Borrower"), refers to the 5-Year Credit Agreement dated as of June 27, 2017 (as the same may be further amended or modified from time to time, the "Credit Agreement," the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation), among the Borrower, the Lenders, Wells Fargo Bank, National Association as the Administrative Agent, and the other agents named therein and hereby gives you irrevocable notice pursuant to Section 2.2(b) of the Credit Agreement that the undersigned hereby requests a Conversion or continuation of an outstanding Revolving Borrowing, and in connection with that request sets forth below the information relating to such Conversion or continuation (the "Proposed Borrowing") as required by Section 2.2(b) of the Credit Agreement:

(a)
The Business Day of the Proposed Borrowing is , 20_ .
(b)
The Proposed Borrowing will be a composed of [Prime Rate Advances] [Eurocurrency Rate Advances] [Term SOFR Advances] [Adjusted Daily Simple RFR Advances].
(c)
The aggregate amount of the Revolving Borrowing to be Converted or continued is $ and consists of [Prime Rate Advances] [Eurocurrency Rate Advances] [Term SOFR Advances] [Adjusted Daily Simple RFR Advances].
(d)
The Proposed Borrowing consists of [a Conversion to [Prime Rate Advances] [Eurocurrency Rate Advances] [Term SOFR Advances] [Adjusted Daily Simple RFR Advances]] [a continuation of [Prime Rate Advances] [Eurocurrency Rate Advances] [Term SOFR Advances] [Adjusted Daily Simple RFR Advances]].
(e)
The Interest Period for each [Eurocurrency Rate Advance] [Term SOFR Advance] made as part of the Proposed Borrowing is [ month[s]].

Very truly yours,
NOV, INC.
By:
Name:
Title:

Exhibit D